UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Koppers Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2010

Annual Meeting

and

Proxy Statement

Koppers Holdings Inc.

March 31, 2010

Dear Fellow Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Koppers Holdings Inc. (Koppers). The meeting will be held at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania 15108 on Wednesday, May 5, 2010, beginning at 10:00 a.m. Eastern Daylight Time.

The purpose of the meeting will be the election of two directors, the approval of our amended and restated 2005 Long Term Incentive Plan and the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about Koppers that you should consider when you vote your shares. Also enclosed is our Annual Report, which includes our consolidated financial statements for 2009.

Your vote is important regardless of how many shares you own and I urge you to vote your shares. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy form in the enclosed envelope to make sure that your shares are voted at the meeting. Voting your shares by proxy does not limit your right to be present at the meeting and vote your shares in person.

I appreciate your continued confidence in Koppers and look forward to seeing you at the meeting.

Sincerely,

Walter W. Turner

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 5, 2010

Time:	10:00 a.m. Eastern Daylight Time

Place:	Pittsburgh Airport Marriott
777 Aten Road, Coraopolis, Pennsylvania 15108

Proposals:

1.	To elect two members of our board of directors.

2.	To approve our amended and restated 2005 Long Term Incentive Plan

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

We will also transact any other business that is properly raised at the meeting or any adjournment of the meeting.

Record Date:	You can vote if you were a shareholder of record on March 16, 2010.

By Order of the Board of Directors

Steven R. Lacy

Senior Vice President, Administration,

General Counsel and Secretary

March 31, 2010

Your Vote Is Important

Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Important Notice Regarding the Availability of Proxy

Materials for the Shareholder Meeting to Be Held on May 5, 2010

A complete copy of this proxy statement and our annual report for the year ended December 31, 2009 are also available at https://www.rrdezproxy.com/2010/KoppersHoldings/.

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, PA 15219

PROXY STATEMENT

What is the purpose of this annual meeting?

The shareholders will act on the following matters:

•	Election of two nominees to the board of directors;

•	Approval of our amended and restated 2005 Long Term Incentive Plan; and

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

In addition, our management will report on our performance in 2009 and will answer questions from shareholders. We will also transact any other business that is properly raised at the meeting or any adjournment of the meeting.

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Koppers Holdings Inc., a Pennsylvania corporation, of proxies to be voted at our 2010 annual meeting of shareholders and at any adjournment of such meeting. We refer to Koppers Holdings Inc. as the company, Koppers, we, our and us.

You are invited to attend our annual meeting of shareholders on Wednesday, May 5, 2010, beginning at 10:00 a.m. Eastern Daylight Time at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania 15108.

Shareholders will be admitted to the annual meeting beginning at 9:30 a.m. Eastern Daylight Time. Seating will be limited.

We began distributing the proxy materials contained in this package on or about March 31, 2010.

Who may vote at the annual meeting?

If you owned shares of our common stock at the close of business on March 16, 2010, which we refer to as the record date, you may vote your shares at the meeting.

How many shares of common stock were outstanding on the record date?

On the record date, 20,528,173 shares of our common stock were outstanding and entitled to vote.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the “shareholder of record” with respect to those shares. We have sent the notice of annual meeting, proxy statement, proxy card and 2009 annual report directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in the street name. The notice of annual meeting, proxy statement, proxy card and 2009 annual report have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following the instructions included in the package from the broker, bank or other holder of record.

How do I vote?

You may vote your shares by proxy or in person.

By proxy.  If you are a shareholder of record, to vote your shares by proxy, you must complete, sign and date the proxy card and return it in the prepaid envelope. If you are a beneficial owner, you must complete, sign and date the voting instructions included in the package from your broker, bank or other record holder and return those instructions to the broker, bank or other holder of record.

In person.  All shareholders may vote in person at the annual meeting. If you are a shareholder of record, you may vote your shares directly at the meeting by casting a ballot in person. In addition, you may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

Your vote is important. Please vote your shares promptly. We recommend you vote by proxy even if you plan to attend the meeting. You can always revoke your proxy before it is exercised by voting in person at the meeting.

How does a proxy work?

If you complete the enclosed proxy, that means that you authorize the persons appointed as proxies to vote your shares at the annual meeting in accordance with your directions. When you vote by proxy, you should direct how your shares should be voted for each proposal. If you do not tell us how to vote your shares for any proposal, then your shares will be voted in accordance with the recommendations of our board of directors. Unless you tell us otherwise, the persons appointed proxies to vote at our annual meeting may vote your shares in accordance with their judgment on any other matters properly presented for action at the meeting or at any adjournment of the meeting that are not described on the proxy form.

What if I receive more than one proxy card?

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are generally covered by one card. If you beneficially hold shares through someone else (such as a broker, bank or other record holder), you may get voting instructions and related materials from that person asking how you want to vote.

If you receive more than one proxy card for shares registered in your name, you have shares registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, BNY Mellon Shareowner Services at Newport Office Center VII, 480 Washington Boulevard, Jersey City, NJ 07310, at its toll-free number (866-293-5637) or on its website at www.bnymellon.com/shareowner/isd with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

What are broker non-votes?

The New York Stock Exchange (the stock exchange on which our common shares are listed and which we refer to as the NYSE) permits brokers to vote their customers’ shares on routine matters when brokers have not received voting instructions from their customers. Routine matters include the ratification of independent registered public accountants. Brokers may not vote their customers’ shares on non-routine matters such as the election of directors, mergers, employee compensation plans and contested matters unless the brokers have received instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. If you are a beneficial owner of shares of our common stock, we encourage you to direct your broker, bank or other holder of record on how to vote your shares by following the instructions included in the package from the broker, bank or other holder of record.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to our corporate secretary;

•	Timely delivery of a valid, later-dated proxy; or

•	Voting by ballot at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described previously in the answer to the question “How do I vote?”.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

How do I contact Koppers corporate secretary?

You may contact our corporate secretary by sending correspondence to our principal executive offices at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Suite 1550, Pittsburgh, Pennsylvania 15219.

Is there a list of shareholders entitled to vote at the annual meeting?

Yes. The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting.

What is a quorum?

In order to conduct the business of the meeting, we must have a quorum. This means at least a majority of the shares eligible to vote must be represented at the meeting, either in person or by proxy. You are considered a part of the quorum if you submit a properly signed proxy card. Votes withheld, abstentions and broker non-votes will be counted in determining the presence of a quorum.

What are the voting requirements to elect the directors, to approve the amended and restated 2005 Long Term Incentive Plan and to approve the proposal to ratify the appointment of Ernst & Young LLP?

You have one vote for each share that you held on the record date for each proposal.

For the election of directors, the two nominees for election as directors receiving the highest number of votes cast will be elected. This is called plurality voting. You are not permitted to accumulate your shares when you vote your shares in favor of our candidates for election as directors.

To be approved, the proposal to approve the amended and restated 2005 Long Term Incentive Plan requires a majority of votes cast on the proposal to be in favor of the plan, assuming the presence of a quorum.

To be approved, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010 requires a majority of votes cast on the proposal to be in favor of the appointment, assuming the presence of a quorum.

Pennsylvania law provides that abstentions and votes withheld are not votes cast. Therefore, abstentions, votes withheld and broker non-votes do not count either for or against a proposal.

Does Koppers have a recommendation on voting?

Yes. The board of directors recommends a vote “FOR” the election of all nominees as directors, “FOR” the approval of our amended and restated 2005 Long Term Incentive Plan and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Who counts the votes cast at the annual meeting?

Representatives of BNY Mellon Shareowner Services will tabulate the votes and act as inspectors of election at the annual meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for them to forward proxy materials to the beneficial owners of the shares they hold of record and we may reimburse them for doing so. Proxies may be solicited on our behalf by directors, officers or employees, for no additional compensation, in person or by telephone, electronic transmission and facsimile transmission. We have hired BNY Mellon Shareowner Services, our transfer agent, to distribute and solicit proxies. We will pay BNY Mellon Shareowner Services an estimated fee of $5,000, plus its reasonable expenses, for these services.

Will my vote be confidential?

Shareholder voting records will be permanently kept confidential except as may be necessary to meet legal requirements.

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

General

The nominees for election to Class III of the board of directors have been nominated by our nominating and corporate governance committee for election to the board of directors, and our board has approved these nominees. Both of the nominees are currently serving as a director for us.

The number of directors on our board is currently fixed at eight members, divided into three classes, with each class as nearly equal in number as possible. Class I and Class II of the board each consist of three directors and Class III of the board consists of two directors.

Directors are elected for three-year terms on a staggered term basis. This means that each year the term of office of one class will expire and the terms of office of the other two classes will extend for additional periods of one and two years, as applicable. At this year’s annual meeting we are asking you to elect the nominees for director in Class III whose term of office will expire in 2013.

The board has nominated David M. Hillenbrand and James C. Stalder for election as Class III directors. Dr. Hillenbrand and Mr. Stalder are both standing for re-election.

Each nominee in Class III who is selected as a director will hold office for three years or until the director’s death, resignation, incapacity or until the director’s successor shall be elected and shall qualify. Vacancies on the board of directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority vote of the directors then in office, even if less than a quorum.

It is the board’s policy as set forth in our corporate governance guidelines not to set a limit on the number of terms for which a director may serve. Setting term limits may prevent the contribution of directors who have been able to develop, over a period of time, increasing insight into our business and therefore provide an increasing contribution to the board. Also, management accountability may be undermined by frequent turnover of directors. Non-employee directors will not be re-nominated as a director after their 70th birthday. Employee directors must resign from the board upon their retirement with us.

Vote Required

Nominees for directors will be elected by a plurality vote by the shares present (in person or by proxy) at the meeting. This means that the two directors receiving the highest number of votes cast at the annual meeting will be elected for a three-year term.

Your proxy will be voted “FOR” the election of these nominees unless you withhold authority to vote for one or of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the board names one. We will only count votes “FOR” a candidate in the election of directors.

Board Recommendation

With respect to the election of directors (Proxy Item 1), the board of directors recommends a vote “FOR” the election of both nominees.

Biographical Summaries of Nominees and Directors

There are no specific minimum qualifications a nominee must meet in order to be recommended for the board and our board does not have a formal policy regarding diversity. However, our nominating and corporate governance committee seeks to establish, as required by the committee’s charter, a board that consists of individuals from diverse educational and professional experiences and backgrounds, that when taken as a whole, provides meaningful counsel to management. Board candidates are considered based upon various criteria, such as their broad-based business skills and experiences, prominence and reputation in their profession, a global business perspective, concern for the long-term interests of our shareholders and personal integrity, values and judgment — all in the context of an assessment of the perceived needs of the board at that point in time. In addition, directors must have significant time available to devote to board activities and to enhance their knowledge of our business. Although we do not have a formal policy with respect to diversity, our nominating and corporate governance committee considers the diversity of our board as a whole, including the skills, background and experience of our directors.

Our nominating and corporate governance committee believes each member of our board of directors possesses the individual qualities necessary to serve on the company’s board of directors, including high personal and professional ethical standards and integrity, honesty and good values. Our directors are highly educated and have diverse backgrounds and extensive track records of success in what we believe are highly relevant positions with large international companies. They have each demonstrated an ability to exercise sound judgment, possess strong communication skills and exhibited a commitment of service to the company and to the board. In addition, we believe that each director brings the skills, experience and perspective that, when taken as a whole, creates a board that possesses the requirements necessary to oversee the company’s business. Each director’s and nominee’s particular experience, qualifications, attributes and skills that led the board to conclude that such director or nominee should serve as a director for the company are set forth below. The committee reviews the board membership criteria and modifies them as necessary each year.

The following information relates to the two nominees for election at this year’s annual meeting:

CLASS III DIRECTORS WITH A TERM EXPIRING 2013

David M. Hillenbrand, Ph.D. Age: 62

Dr. Hillenbrand has been a director of Koppers Holdings Inc. since November 2004 and has been a director of Koppers Inc. since February 1999. In July 2005, Dr. Hillenbrand was appointed president and chief executive officer of the Carnegie Museums of Pittsburgh, a non-profit organization.

Dr. Hillenbrand has proven business acumen and leadership skills, having served in a number of senior management positions during his 27-year career with Bayer AG, a global enterprise providing products and services in the fields of health care, nutrition, high-tech materials and specialty chemicals. Dr. Hillenbrand retired from his most recent position with Bayer AG in August 2003, where he was executive vice president and a member of the executive committee and labor director of Bayer Polymers. Dr. Hillenbrand had previously served as the president and chief executive officer of Bayer AG’s Canadian operations for eight years.

Dr. Hillenbrand has a depth of experience with our industry and our company, having served on our board for eleven years. The board benefits from his intimate knowledge of our operations and corporate philosophy. Dr. Hillenbrand was born in Germany and holds a Ph.D. in Germanics, which combined with his experience at Bayer AG, gives him an international perspective on the company’s operations and growth strategy.

James C. Stalder Age: 69

Mr. Stalder became a member of our board of directors in November 2006. He is currently the vice chair of the audit committee of Carnegie Mellon University, chair of its finance committee and a member of its investment committee. A proven leader, Mr. Stalder was formerly the dean of the graduate and undergraduate Schools of Business of Duquesne University, a private university, from July 2000 to June 2005.

Mr. Stalder is an audit committee financial expert who brings to the board and audit committee a strong financial background, having been the former managing partner of the Pittsburgh office of PricewaterhouseCoopers LLP, one of the world’s largest international accountancy and professional services firms. Mr. Stalder’s experience has proven to be invaluable in assessing financial risks.

The following information relates to the continuing directors with terms expiring in 2011 and 2012.

CONTINUING CLASS I DIRECTORS WITH A TERM EXPIRING 2011

Cynthia A. Baldwin Age: 65

Ms. Baldwin became a member of our board of directors on February 1, 2008. Ms. Baldwin is currently the Vice President and General Counsel of the Pennsylvania State University, a major public research university, and has been since February 2010. An experienced board member, Ms. Baldwin was chair of the board of trustees of the Pennsylvania State University from 2004 to 2007, and a board member for 15 years before taking her new position as Vice President and General Counsel.

Ms. Baldwin also brings a wealth of knowledge and experience to the board from the legal field and public sector, having served as a partner at Duane Morris LLP, a large international law firm, from March 2008 to February 1, 2010; as a former Pennsylvania Supreme Court Justice from 2006 to 2008; and as Judge on the Allegheny County Court of Common Pleas for 16 years. Prior to serving in the judiciary, Ms. Baldwin practiced law in various areas, including real estate law and commercial litigation. Through her role as chair of our nominating and corporate governance committee, Ms. Baldwin has demonstrated a depth of knowledge and a high regard for compliance and an appreciation of governance principals. Her experience gives her particular insight into assessing risks associated with the independence of the board, potential conflicts of interest and litigation risk.

Albert J. Neupaver Age: 59

Mr. Neupaver became a member of our board of directors on August 5, 2009. Since February 2006, Mr. Neupaver has been the president and chief executive officer of Westinghouse Air Brake Technologies Corporation, a public company and one of the world’s largest providers of value-added, technology-based equipment and services for the global rail industry. His business acumen and leadership skills are further demonstrated by his additional public company experience at AMETEK, Inc., a leading global manufacturer of electronic instruments and electromechanical devices, where he served as the president of the Electromechanical Group from 1998 to February 2006.

Mr. Neupaver is also an experienced board member, having served as a director of Westinghouse Air Brake Technologies Corporation, since 2006, and a director of

Robbins & Myers, Inc., a public company and leading supplier of engineered equipment and systems, since January 1, 2009. His other affiliations include service on the board of directors of the Carnegie Science Center and the board of trustees of the Carnegie Museums of Pittsburgh. Mr. Neupaver’s experience as a chief executive officer allows him to better assess our operational risks and growth opportunities.

Walter W. Turner Age: 63

Mr. Turner was elected president and chief executive officer of the company in, and has been a director since, November 2004. He has been president and chief executive officer and director of Koppers Inc., our wholly-owned subsidiary, since February 1998. Prior to 1998, Mr. Turner held various senior management positions within the company since its inception in 1988, including Vice President and General Manager, Carbon Materials & Chemicals of Koppers Inc., Vice President and Manager, Marketing & Development, Industrial Pitches and Related Products of Koppers Inc. and Marketing Manager, Industrial Pitches and Creosote Oils of Koppers Inc.

Mr. Turner has over 40 years of experience with the company and Koppers Company Inc., which has provided him with a depth of experience in the company’s industry and insights into the company’s business, operations and risk exposure. As the only management representative on our board, Mr. Turner enhances board discussions by providing an insider’s perspective about the company’s business, operations and strategic direction and insight into all aspects of the company’s business.

Mr. Turner’s board experience includes his current service as a trustee of the Carnegie Museums of Pittsburgh and as a member of the board of directors of the Allegheny Conference on Community Development.

CONTINUING CLASS II DIRECTORS WITH A TERM EXPIRING 2012

Sharon Feng, Ph.D. Age: 51

Dr. Feng became a member of our board of directors on May 6, 2009. Dr. Feng is currently the Vice President of Business Development of the Coatings, Adhesives and Specialties Division of Bayer MaterialScience LLC, a global supplier of specialty chemicals, and has been since February 2010. Prior to that, Dr. Feng was the Vice President, Industrial and Environmental Affairs/Logistics Management of Lanxess Corporation, a global manufacturer of high-quality products for the chemical, synthetic rubber and plastics industries, from January 2009 through January 2010 and the Vice President, Technical Services/Industrial and Environmental Affairs of Lanxess Corporation from August 2006 through December 2008, with responsibility for that company’s risk management and regulatory compliance. From February 2005 to August 2006, Dr. Feng served as the Vice President of Business Development, Coatings and Adhesives, Asia Pacific Region for Bayer MaterialScience LLC and from January 2004 to January 2005, Dr. Feng was the Director of Polyurethane Research, North America, for Bayer MaterialScience LLC.

Dr. Feng holds a Ph.D. in inorganic chemistry, which has provided her with a technical background and a strong expertise in the specialty chemicals industry. Dr. Feng’s technical and industry experience, her experience in risk management and regulatory compliance, and her knowledge of environmental risks and best practices, developed through her leadership positions with Bayer MaterialScience LLC and Lanxess Corporation, provide an invaluable perspective to the board’s discussions. In addition, her insights into international business development, particularly in Asian markets, contribute to the board’s consideration of strategic growth in that region.

Stephen R. Tritch Age: 60

Mr. Tritch became a member of our board of directors on May 6, 2009. Mr. Tritch retired from his position at Westinghouse Electric Company, a global provider of fuel, services, technology, plant design, and equipment for the commercial nuclear electric power industry, in June 2008, where he was the chief executive officer since June 2002. While serving in that role, Mr. Tritch had oversight of that company’s operations, financial reporting and risk analysis. During his 37 years with Westinghouse Electric Company, Mr. Tritch held a number of management positions, including Senior Vice President Fuel Business Unit, Senior Vice President Integration and Senior Vice

President Services Business Unit. His business acumen and proven leadership skills developed through years of managing this international organization provide the board with an executive and leadership perspective on the management and operations of a large company with global operations.

An experienced board member, Mr. Tritch currently serves as the chairman of the board of Westinghouse Electric Company and has been since June 2002. He is also chairman of the audit committee of Westinghouse Electric Company. Mr. Tritch is a director of The Shaw Group, Inc., a public company and a global provider of pumping systems, engineering procurement and construction services. His additional leadership roles include service as the chairman of the board of trustees at the University of Pittsburgh and chairman of the board of trustees of the John Heinz History Center.

T. Michael Young Age: 65

Mr. Young became a member of our board of directors in May 2006. Mr. Young has been a managing partner and is currently an executive officer of The CapStreet Group, LLC, a private equity firm that invests in lower-tier middle market companies, since July 2006.

A proven leader with business acumen, Mr. Young brings executive management experience and a strong financial background to our board. A former partner of Arthur Andersen, LLP, formerly one of the largest international accountancy and professional services firms, he was also formerly the chief financial officer of Weatherford International Inc., a public company and one of the largest global providers of mechanical solutions, technology applications, and services for oil and gas developments. Mr. Young was the president and chief executive officer of Metal Supermarkets International, a leading global supplier of small quantity metals, from December 2002 to December 2005. Mr. Young also served as the chief executive officer of a number of other companies including, Hi-Lo Automotive, Inc., a supplier of automotive parts, which was acquired by O’Reilly Automotive, Inc., and Transportation Components, Inc., a distributor of replacement parts for commercial trucks and trailers. Mr. Young served as the president and chief executive officer of Transportation Components, Inc. when it and its affiliates filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.

Mr. Young also has extensive service as a member of several private and public company boards. He was the chairman of the board of Metal Supermarkets International from December 2005 through October 2007, a member of the board of directors of Emeritus Corporation, a public company and a national operator of assisted living residential communities from April 2004 to November 2008 and a member of the board of directors of Restoration Hardware, a public company and a specialty retailer of high quality home furnishings, hardware and related merchandise from March 2005 to June 2008. Mr. Young’s skills are particularly suited to helping us assess financial and operational risks and the strategic direction of the company.

Board Meetings and Committees

Meetings in 2009

During 2009, the board held eight meetings. The average attendance at meetings of our board and committees of our board during 2009 was 100 percent, and each director attended 100 percent of the total number of meetings of the board and committees of the board on which such director served and at the time at which such director served.

Our board of directors currently has four standing committees: an audit committee, a management development and compensation committee, a nominating and corporate governance committee, and a safety, health and environmental committee. Descriptions of the audit committee, management development and compensation committee, nominating and corporate governance committee and safety, health and environmental committee are set forth below. Each of our committees operates under a charter adopted by our board of directors. The charters of our committees are available on our website at www.koppers.com. You may also request a printed copy of any committee charter at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Suite 1550, Pittsburgh, Pennsylvania 15219.

We expect each director to attend the meetings of the board, the board committees on which the director serves and the annual meeting of shareholders. All of the members of our board at the time of our annual meeting last year attended our annual meeting of shareholders in 2009.

Membership of Committees

The following table shows the membership of each committee as of March 31, 2010.

Committee	Members
Audit	James C. Stalder (Chair) Cynthia A. Baldwin Albert J. Neupaver Stephen R. Tritch T. Michael Young

Nominating and Corporate Governance	Cynthia A. Baldwin (Chair) Sharon Feng James C. Stalder T. Michael Young

Management Development and Compensation	T. Michael Young (Chair) Albert J. Neupaver James C. Stalder Stephen R. Tritch

Safety, Health and Environmental	Sharon Feng (Chair) David M. Hillenbrand Walter W. Turner

Independence of Committee Members

We are subject to the NYSE corporate governance rules and certain rules of the Securities and Exchange Commission, which we also refer to as the SEC, including the rules relating to independent members on our board committees. The SEC rules set forth the independence requirements for our audit committee and require that all members of our audit committee be independent. The NYSE rules require that all of the members of our audit, nominating and corporate governance, and management development and compensation committees be independent. All of the members of our audit, nominating and corporate governance, and management development and compensation committees are independent as required by the SEC and the NYSE rules.

Audit Committee

The audit committee is required to hold at least four regularly scheduled meetings each year and held six meetings in 2009. The board has determined that Mr. Stalder is our financial expert as such term is defined under the SEC rules.

The audit committee’s responsibilities include oversight of the integrity of our financial statements, the appointment, compensation and supervision of our independent registered public accounting firm, which we also refer to as our independent auditor, review of the independence of our independent auditor, resolution of disagreements between our management and our independent auditor and oversight of our internal audit function.

In connection with oversight of the integrity of our financial statements, the audit committee’s responsibilities include:

•	Reviewing, prior to the audit, the scope and procedures to be utilized in the audit with the independent auditor;

•	Receiving reports from the independent auditor regarding our critical accounting policies and practices;

•

Meeting with the independent auditor, without our management, to discuss the audit or other issues deemed relevant by the audit committee, including, but not limited to any audit problems or difficulties and management’s response;

•

Reviewing management’s assessment of the effectiveness of internal controls over financial reporting, including any significant deficiencies or material weaknesses identified by management or the independent auditor;

•	Meeting with management and the independent auditor to review significant reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices; and

•	Reviewing disclosures in our periodic reports filed with the SEC, including the “Management’s Discussion and Analysis” section.

In connection with the appointment and supervision of our independent auditor, the audit committee’s responsibilities include, among other things:

•	Receiving annual written communication from the independent auditor delineating all relationships with and proposed professional services to us;

•	Reviewing all non-audit services proposed to be provided by the independent auditor;

•

Receiving and reviewing, on an annual basis, reports from the independent auditor regarding the firm’s internal quality control procedures and results of most recent peer review or any inquiry or investigation by any governmental or professional authorities within the preceding five years;

•	Reviewing the qualifications of the lead partner of the independent auditor and making certain that a replacement is named to the lead partner position every five years; and

•	Reviewing and approving, as appropriate, the compensation of the independent auditor.

The board has established, and the audit committee has reviewed, procedures for the receipt and treatment of complaints we receive concerning, among other things, accounting, internal controls or auditing matters, as well as confidential anonymous submissions by our employees regarding accounting or auditing matters. The audit committee also reviews our process for communicating these procedures to our employees.

The audit committee has the authority to engage independent counsel or other outside advisors and experts as necessary to advise the committee in the performance of its duties.

Management Development and Compensation Committee

The management development and compensation committee is required to meet at least four times a year and held seven meetings in 2009. The management development and compensation committee is responsible, among other things, for establishing and reviewing compensation criteria at the board and executive levels. The committee seeks to ensure that our compensation practices are in compliance with the law and with our Code of Business Conduct and Ethics and are commensurate with the high standards of performance expected of our directors and officers.

The committee will periodically review and propose to the full board the compensation for non-employee directors. Such review must occur at least once a year. In addition, the management development and compensation committee annually reviews and makes recommendations to the board with respect to our chief executive officer’s compensation. The committee also annually reviews and makes recommendations to the board with respect to the compensation structure for all other officers and key executives, including the adoption of cash-based and equity-based incentive and bonus compensation plans.

The management development and compensation committee is charged with administering our cash-based and equity-based incentive and bonus compensation plans, which we refer to as incentive and bonus compensation plans. Among other things, the management development and compensation committee will determine which eligible employees receive awards under such plans, determine the types of rewards to be received and the conditions thereof, and will make any other determination or take any other action that it deems necessary or desirable to administer each incentive and bonus compensation plan. From time to time, the management development and compensation committee will also review and recommend medical, retirement, insurance and other benefit packages for officers and eligible employees.

At least annually, the management development and compensation committee will make recommendations to the board regarding a succession plan, including succession in the event of an emergency or crisis, for our chief executive officer and other officers and key employees, after considering recommendations of management. The committee must also review and make recommendations to the board regarding revisions of its charter.

The management development and compensation committee has the sole power to retain and terminate consulting firms to assist it in performing its responsibilities, including the authority to approve the firm’s fees and retention terms. The committee has the authority to obtain advice and assistance from internal or external legal, accounting, human resource or other advisors and to have direct access to such advisors without the presence of our management or other employees. In addition, the committee has the power to form and delegate authority to subcommittees.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is required to meet at least three times each year and held four meetings in 2009. The nominating and corporate governance committee’s goals and responsibilities include identifying individuals qualified to serve as members of the board of directors consistent with criteria approved by the board of directors and using this criteria in its recommendation of new directors. The committee identifies candidates for the board of directors by soliciting recommendations from committee members and incumbent directors and considering recommendations from employees and shareholders. The committee also has sole authority to retain and terminate search firms, which will report directly to the committee, to assist in identifying director candidates.

The committee is responsible for the oversight of the evaluation of the board of directors and our management. In doing so, the nominating and corporate governance committee (i) evaluates, and reports to the board of directors, the performance and effectiveness of the board of directors as a whole and each committee of the board as a whole (including an evaluation of itself and the effectiveness of the management development and compensation committee in its process of establishing goals and objectives for, and evaluating the performance of, our chief executive officer and our other officers) and (ii) reviews the performance, qualifications and other related issues concerning board members at least once every three years.

The nominating and corporate governance committee charter provides that the committee will ensure that the nominees for membership on the board of directors are of a high caliber and are able to provide insightful, intelligent and effective guidance to our management. The committee is also committed to ensuring that our corporate governance is in full compliance with the law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of our business and our operations. To accomplish this, the nominating and corporate governance committee developed and recommended to the board of directors a set of corporate governance guidelines.

At least once every two years, the nominating and corporate governance committee must review and, if appropriate, recommend to the board appropriate changes to the articles of incorporation, by-laws, corporate governance guidelines, the Code of Business Conduct and Ethics and the Code of Ethics Applicable to Senior Officers. The nominating and corporate governance committee is charged with investigating and advising the board with respect to any violations of the Code of Ethics Applicable to Senior Officers and, to the extent involving directors or officers, the Code of Business Conduct and Ethics, including conflicts of interest between directors or officers and us, and including a review of the outside activities of directors and officers. It is the obligation of each director and officer to bring to the attention of the nominating and corporate governance committee any actual, apparent or possible conflict of interest.

The nominating and corporate governance committee may obtain advice and assistance from internal or external legal, accounting or other advisors, without the presence of our officers and may interview and meet with our employees without the presence of our management.

Safety, Health and Environmental Committee

Our safety, health and environmental committee held four meetings in 2009 and is responsible for reviewing our policies and practices that address safety, health and environmental concerns and significant legislative and regulatory trends and developments concerning safety, health and environmental issues. The committee reviews management practices and results to ensure that our managers are promoting proper and government-mandated practices in the areas of safety, health and the environment and that we have written procedures and an audit program in place to ensure proper training, safeguards and controls in these areas. The safety, health and environmental committee’s charter requires the committee to meet regularly with the relevant executive officers and senior operations managers accountable for product and process safety, health and environmental programs.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to ensure we are fully compliant with the law and engaging in corporate governance “best practices.” These guidelines, among other things, assist our board in determining whether a director is independent under the NYSE rules.

Our corporate governance guidelines address matters such as the selection and composition of the board, board leadership, board composition and performance, the board’s relationship to senior management, meeting procedures and committee matters.

A copy of our corporate governance guidelines is available on our website at www.koppers.com. You may also request a printed copy at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Suite 1550, Pittsburgh, Pennsylvania 15219.

Director Independence

Our board of directors reviewed the independence of each of our current directors and nominees, in accordance with our corporate governance guidelines and the NYSE rules. Based on its review, the board of directors determined that a majority of our current directors and both of our nominees have no material relationship with us (neither directly nor as a partner, shareholder or an officer of an organization that has a relationship with us) and are independent under the independence criteria for directors established by the NYSE and in accordance with our corporate governance guidelines. Based on this evaluation, our board has determined that Ms. Baldwin, Dr. Feng, Dr. Hillenbrand, Mr. Neupaver, Mr. Tritch, Mr. Stalder and Mr. Young each satisfy the independence standards. In addition, based on its evaluation, the board determined that Mr. Turner is not independent. The board also determined that Clayton Sweeney, who retired from our board at last year’s annual meeting, was independent and that Christian Oberbeck, who resigned from our board on February 13, 2009, was not independent.

In reaching this determination, the board reviewed the independence guidelines that are part of our corporate governance guidelines, the corporate governance rules of the NYSE and the individual circumstances of each director. In reviewing such guidelines and the NYSE rules with respect to Mr. Sweeney, who is counsel to Schnader Harrison Segal & Lewis, LLP, which provided counsel to us during 2009 for a total of approximately $19,000 in legal fees, the board considered our arrangement with the firm and determined that the arrangement is not material.

The following is a summary of the guidelines established by our board in our corporate governance guidelines and which are used by the board to determine the independence of each director. In general, the board will determine that a director will not be independent if, within the preceding three years:

•	the director was or is currently also our employee;

•	an immediate family member of the director was or is currently employed by us as an executive officer;

•	the director was (but is no longer) a partner in or employed by a firm that is our internal or external independent auditor and personally worked on our audit within that time;

•

an immediate family member of the director was (but is no longer) a partner in or employed by a firm that is our internal or external independent auditor and personally worked on our audit within that time;

•

one of our current executive officers was or is currently on the compensation committee of a company which employed our director, or which employed an immediate family member of the director as an executive officer at the same time; or

•

the director or an immediate family member of the director received in any twelve-month period during such three-year period direct compensation from us and our consolidated subsidiaries in excess of $120,000 other than director compensation (including committee fees) and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

In addition, the board will determine that a director is not independent if:

•	the director or the immediate family member of the director is a current partner of a firm that is our internal or external independent auditor;

•	the director is a current employee of such internal or external independent auditing firm; or

•	the director has an immediate family member who is a current employee of such internal or external independent auditing firm and who personally works on our audit.

When the board reviews the independence of its members, the board does not consider the following commercial or charitable relationships to be material relationships that would impair a director’s independence:

•

the director is a current employee of, or has an immediate family member who is a current executive officer of another company that has made payments to, or received payments from us, in any of the last three fiscal years that are less than the greater of $1.0 million or two percent of the annual revenues of the company with which he or she is so associated.

•

the director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company he or she serves as an executive officer; and

•	the director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than two percent of that organization’s total annual charitable receipts (excluding for this purpose our automatic matching, if any, of employee and director charitable contributions).

We have not made contributions to any tax exempt organization in which any independent director serves as an executive officer within the preceding three years that total more than the greater of $1.0 million or two percent of such tax exempt organization’s consolidated gross revenues. Each independent director is required to notify the chair of the nominating and corporate governance committee of any event, situation or condition that may affect the board’s evaluation of the director’s independence.

Board Leadership and Executive Sessions

Dr. Hillenbrand, one of our independent directors, is currently the chairman of our board and the lead independent director for executive sessions. Our current practice is that the roles of the chairman of the board and the chief executive officer should be separate because our board believes separating the roles allows the chairman to serve as a check on the chief executive officer and to independently assess the overall performance of the company on behalf of the shareholders. In addition, our board believes it is important to separate the roles of the chief executive officer and the chairman of the board due to the differences between the two roles and the time-intensive responsibilities of each. Our chief executive officer is the officer through whom the board delegates authority to corporate management. He is responsible for setting our strategic direction and the day-to-day leadership and performance of the company, while ensuring that all orders and resolutions of the board are carried into effect. The chairman of the board, on the other hand, provides guidance to our chief executive officer, presides over meetings of the full board, calls meetings of the board and board committees when he deems them necessary and performs all duties assigned to him by the board. Our chairman of the board is also responsible for acting as chairman at all meetings of our shareholders.

Our independent directors meet at regularly scheduled executive sessions without management. Our corporate governance guidelines provide that when the roles of the chairman of the board of directors and the chief executive officer are separate and the chairman of the board of directors is not an employee, then the chairman of the board of directors also serves as the lead independent director. The lead independent director presides over the executive sessions of the independent directors and together with the members of the nominating and corporate governance committee, develops the agendas for the executive sessions and periodically reviews and proposes revisions to the board’s procedures and the corporate governance guidelines. The lead independent director is also responsible for communicating the board’s annual evaluation of the chief executive officer.

Risk Oversight

Our board as a whole has an active role in overseeing the company’s management of risks. Our board regularly assesses the major risks facing the company and reviews options for their mitigation by reviewing information regarding accounting, operational, legal and regulatory, and strategic and reputational risks based on reports from senior management, including by our chief compliance officer, and our independent auditor. Our board delegates the oversight of specific risk areas to board committees. Our audit committee is primarily responsible to review with management and our independent auditor the significant risks to the company, assess the steps management has taken to minimize these risks and discuss policies with respect to risk assessment and risk management. Our management, development and compensation committee is responsible for reviewing risks associated with human capital, employee benefits and executive compensation. Our nominating and corporate governance committee manages risks associated with the independence of the board, potential conflicts of interest, reputation and ethics and corporate governance. Our safety, health and environmental committee is charged with assessing regulatory and compliance risks associated with the company’s safety, health and environmental performance.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics for all directors, officers and employees and a Code of Ethics Applicable to Senior Officers. A copy of each code is available on our website at www.koppers.com. You may also request a written copy at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Suite 1550, Pittsburgh, Pennsylvania 15219. The Code of Business Conduct and Ethics covers such matters as conflicts of interest, insider trading, misuse of confidential information, compliance with laws and protection and proper use of corporate assets. Directors are expected to comply with the Code of Business Conduct and Ethics and report any violations of the code, including any potential conflicts of interest, as outlined in the code. All directors must remove themselves from any discussion or decision affecting their business or personal interests.

Communications with the Board

The board of directors welcomes the input and suggestions of shareholders and other interested parties. Shareholders and other interested parties wishing to contact the non-executive chairman or the non-management directors as a group may do so by sending a written communication to the attention of the non-executive chairman, c/o Koppers Holdings Inc., Corporate Secretary’s Office, 436 Seventh Avenue, Suite 1550, Pittsburgh, Pennsylvania 15219. Issues or complaints regarding questionable accounting, internal accounting controls or auditing matters may be sent in writing to the attention of the audit committee chairman, c/o Koppers Holdings Inc., Corporate Secretary’s Office, 436 Seventh Avenue, Suite 1550, Pittsburgh, Pennsylvania 15219. Our corporate secretary will forward all written communications to the director to whom it is addressed. Alternatively, you may place an anonymous, confidential, toll-free call in the United States to our Compliance Line at 800-385-4406.

Procedure for Shareholder Nominations of Directors

The nominating and corporate governance committee will consider nominees for director recommended by the committee, other directors, employees and shareholders and evaluate such nominees against the same criteria used to evaluate all candidates for director. Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Suite 1550, Pittsburgh, Pennsylvania 15219. If you would like to have your nominee included in our proxy statement and proxy card for our 2011 annual meeting, your recommendation must be received by our corporate secretary on or before December 1, 2010. If your nominee is not included in our proxy statement and proxy card for our 2011 annual meeting, your recommendation must be received by our corporate secretary no later than ten days after the meeting is first publicly announced in order to be timely given. The written submission should include the name and address of the shareholder recommending the individual and proof of share ownership, as well as the individual’s name and address; a description of all arrangements or understandings (if any) between the shareholder and the individual being recommended as a potential director; such information about the individual being recommended as would be required for inclusion in a proxy statement filed under then-current SEC rules; and a written indication of the individual’s willingness to serve as a director of the company. The committee will consider all candidates recommended by shareholders who comply with the foregoing procedures.

Committee Reports to Shareholders

Audit Committee Report

As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and related laws and regulations. Our internal auditors are responsible for providing reliable and timely information to the board of directors and senior management concerning the quality and effectiveness of, and the level of adherence to, our control and compliance procedures and risk management systems. Our independent auditor is responsible for planning and carrying out an integrated audit of our consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and reviewing our quarterly financial statements and annual financial statements prior to the filing of each of our quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively.

In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009, with management and with Ernst & Young LLP, our independent auditor for 2009. The audit committee has discussed with our independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence. Also, in the performance of its oversight function, during 2009 the audit committee received frequent reports from our manager of internal audit.

At various times the audit committee has considered whether the provision of non-audit services by the independent auditor to us is compatible with maintaining the independent auditor’s independence and has discussed with Ernst & Young LLP their independence. As a result of the enactment of the Sarbanes-Oxley Act of 2002, the audit committee or its chairman (acting pursuant to delegated authority) pre-approves all new non-audit services (as defined in the Sarbanes-Oxley Act) proposed to be performed by our independent auditor.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

The audit committee of the board of directors presents the foregoing report.

James C. Stalder (Chairman)	Stephen R. Tritch
Cynthia A. Baldwin Albert J. Neupaver	T. Michael Young

Management Development and Compensation Committee Report

The management development and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on our review and discussions, the committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The management development and compensation committee of the board of directors presents the foregoing report.

T. Michael Young (Chairman)	James C. Stalder
Albert J. Neupaver	Stephen R. Tritch

COMMON STOCK OWNERSHIP

Director, Director Nominee and Executive Officer Stock Ownership

Set forth below is certain information with respect to the beneficial ownership of shares of our common stock as of March 23, 2010, by directors, director nominees, the named executive officers, who are included in the Summary Compensation Table, and all directors and executive officers as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

	Shares of Beneficially Owned Common Stock
Name of Beneficial Owner	Amount of Beneficially Owned Common Stock(1)	Percent of Class
Cynthia A. Baldwin	6,500	*
Sharon Feng	3,000	*
David M. Hillenbrand	12,348	*
Albert J. Neupaver	3,000	*
James C. Stalder	7,250	*
Stephen R. Tritch	4,000	*
T. Michael Young	12,000	*
Walter W. Turner	283,755	1.4%
Kevin J. Fitzgerald	37,405	*
Steven R. Lacy	37,925	*
Thomas D. Loadman	25,538	*
Brian H. McCurrie	42,228	*
All Directors and Executive Officers as a Group (19 in total)	575,904	2.8%

*	Less than one percent
(1)	Includes the following amounts of common stock that the following individuals and the group have the right to acquire within 60 days of March 23, 2010 through the exercise of stock options: Mr. Turner, 16,300; Mr. Fitzgerald, 7,150; Mr. Lacy, 7,400; Mr. Loadman, 3,900; and Mr. McCurrie, 6,500; all directors and executive officers as a group, 57,600.

Beneficial Owners Of More Than Five Percent

The following table shows shareholders whom we know were beneficial owners of more than five percent of our common stock as of March 23, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficially Owned Common Stock	Percent of Class
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, Maryland 21202	2,322,700	11.3%

Lord, Abbett & Co. LLC (2) 90 Hudson Street Jersey City, New Jersey 07302	1,907,601	9.3%

Michael W. Cook Asset Management, Inc. d/b/a SouthernSun Asset Management (3) 6000 Poplar Avenue, Suite 220 Memphis, Tennessee 38119	1,619,740	7.9%

Keeley Asset Management Corp. (4) 401 South LaSalle Street Chicago, Illinois 60605	1,484,220	7.3%

BlackRock Inc. (5) 40 East 52nd Street New York, NY 10022	1,097,485	5.4%

The Vanguard Group, Inc. (6) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,034,221	5.1%

(1)	According to the Schedule 13G filed February 12, 2010, 2,322,700 shares of our common stock are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as investment adviser with sole voting power over 279,400 shares and sole dispositive power over 2,322,700 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	According to the Schedule 13G filed February 12, 2010, Lord, Abbett & Co. LLC beneficially owns 1,907,601 shares of our common stock and has sole dispositive power over such shares. Lord, Abbett & Co. LLC has sole voting power over 1,680,653 shares. Lord Abbett Research Fund, Inc. – Small-Cap Value Series (the “Research Fund”) is an investment company registered under the Investment Company Act of 1940 for which Lord, Abbett & Co. LLC serves as investment adviser. The Research Fund beneficially owns 1,271,100 shares of our common stock. All shares held by the Research Fund are included as shares held by Lord, Abbett & Co. LLC by virtue of its authority to vote and direct the disposition of such shares.

(3)	According to the Schedule 13G filed February 16, 2010, Michael W. Cook Asset Management, Inc. d/b/a SouthernSun Asset Management beneficially owns 1,619,740 shares of our common stock and has sole dispositive power over such shares. Michael W. Cook Asset Management, Inc. d/b/a SouthernSun Asset Management has sole voting power over 1,483,355 shares.

(4)	According to the Schedule 13G filed February 12, 2010, Keeley Asset Management Corp. beneficially owns 1,484,220 shares of our common stock and has sole voting and sole dispositive power over such shares. Keeley Asset Management Corp. shares beneficial ownership of 1,440,000 with Keeley Small Cap Value Fund, a series of Keeley Funds, Inc., which does not have sole voting nor sole dispositive power over any such shares.

(5)	According to the Schedule 13G filed January 29, 2010, BlackRock, Inc. beneficially owns 1,097,485 shares of our common stock and has sole voting and sole dispositive power over such shares.

(6)	According to the Schedule 13G filed February 9, 2010, The Vanguard Group, Inc. beneficially owns 1,034,221 shares of our common stock and has sole voting power over 24,132 shares and sole dispositive power of 1,010,089 shares. and shared power over 24,132 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. (“VFTC”), is the beneficial owner of 24,132 shares of our common stock as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

EXECUTIVE COMPENSATION

The independent management development and compensation committee (which we refer to as the committee) of our board of directors oversees the compensation program for our named executive officers who are identified in the “Summary Compensation Table” below.

The committee believes that the company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The committee has designed a total compensation package with features that it believes will mitigate the risks associated with compensation policies and practices including:

•	Our compensation programs provide a reasonable balance between annual and long-term performance, with a significant portion of compensation being delivered in the form of long-term incentives;

•	Annual cash incentives are funded based on the company’s financial and non-financial performance;

•

The committee has the ability to modify annual cash incentives earned to reflect the quality of the company’s financial performance, individual performance and other factors that should influence compensation;

•	The long-term incentive program focuses participants on longer-term operating performance, as well as stock price appreciation; and

•	Executives are subject to stock ownership guidelines that encourage a long-term perspective and ensure that the interests of directors and executive officers are closely aligned with shareholders.

Compensation Discussion and Analysis

Our businesses and results of operations have been impacted by the global recession starting in late 2008 and continuing through 2009. Despite these conditions, our management team has diligently continued to take prompt actions to minimize the effects of the economic downturn on the company and its results, leading the company to its third best year with respect to financial performance since its inception. Management’s efforts to minimize the effects of the economy on the company’s financial performance included the implementation in 2009 of an aggressive, company-wide cost reduction program, which resulted in over $50 million in cost savings, while still maintaining a focus on compliance, which led the company in 2009 to its best safety, health and environmental performance in 21 years. Management also refinanced the company’s debt structure in 2009, which significantly reduced our interest expense. The company also achieved a number of growth initiatives in 2009, including the negotiation of long-term contracts in several lines of business, the commissioning of a second tar distillation facility in China, introduction of a new product line of petroleum pitch products to serve as substitutes to the company’s current carbon pitch products to help meet future product demand, the successful negotiation of the acquisition of Cindu Chemicals B.V., which was completed in early 2010 and the negotiation of the sale agreement of an under-performing asset in Gainesville, Florida, which is expected to close during the first quarter of 2010.

As a result of the deteriorating economic conditions continuing to unfold in 2009, management recommended no salary increases for the named executive officers during 2009. The committee did, however, award annual bonus/incentive awards to the named executive officers for 2009 performance as a result of the company’s achievements despite the difficult economic conditions. The company exceeded the earnings per share threshold established for the senior management corporate incentive plan in 2009, and the resulting annual bonus/incentive awards were paid. In addition, the committee exercised its discretion and increased the annual bonus/incentive pool for the senior management corporate incentive plan by $428,000, as a result of the achievements noted above and near achievement of that plan’s pre-established value creation financial goals, which were set at the beginning of 2009 before the impact of the deteriorating economic conditions was known. The committee’s decisions relating to base salary, annual bonus/incentive awards and long-term equity incentive awards are discussed further in “Setting the Level of Compensation” and “2009 Compensation” each beginning on page 34 below.

Executive Compensation Program Principles

The committee considers the following principles when it makes compensation decisions:

•

Pay for Performance — A significant portion of the total compensation of our named executive officers should be based on our performance. We will pay our named executive officers higher compensation when they exceed our goals and lower compensation when they do not meet our goals.

•	Support Business Strategy — We try to align our compensation programs with our short-term and long-term business strategies.

•

Pay Competitively — We believe that total compensation for our named executive officers should approximate the market median. Market is defined as individuals holding comparable positions and producing similar results at companies that the committee selects as our peers based on similar industry, revenue, and complexity. The companies our committee has selected as our peer group are listed below in the section called “Companies Used for Defining Competitive Compensation.”

Executive Compensation Objectives

Consistent with these overall principles, the committee has established the following objectives for its executive compensation programs, which are critical to our long-term success:

•	Attract — We want our compensation programs to be comparable to market in terms of level of pay and form of award so that we can attract talented executives.

•	Retain — We want to retain talented leaders whose continued employment is a key component of our overall success.

•	Engage — We want to inspire our executives to meet or exceed our goals and generate superior returns for our shareholders.

•	Align — We want to align the financial interests of our executives with those of our shareholders.

Key Objectives of Compensation Programs

The compensation objectives for our named executive officers are achieved through the following ongoing programs, which are discussed in more detail later in this “Compensation Discussion and Analysis.”

Compensation Program	Description	Objectives Achieved

Base Salary

•  Fixed cash compensation payable monthly

•  Base salaries are set to recognize different levels of responsibility within the company. Base salaries also serve as the basis for establishing the target payouts for annual bonuses and long-term incentives as well as the basis for retirement benefits and certain perquisites.

• Attract • Retain

Annual Bonus/Incentive

•  Variable annual cash award, where payments can be higher or lower than target based on comparison of EPS and value creation to target performance.

•  Purpose is to stimulate creativity and entrepreneurial thinking; and to enhance our business growth and profitability by providing those executives charged with leadership roles an opportunity for additional compensation based upon their contributions to our overall performance.

• Attract • Retain • Engage • Align

Long-Term Equity Incentives

•  Designed to align the interests of management with those of our shareholders; focus key employees on the achievement of longer-term operational goals; tie realized compensation to the achievement of long-term financial objectives; strengthen the retention value of our compensation program for

• Attract • Retain • Engage • Align

Compensation Program	Description	Objectives Achieved

both the named executive officers and for the next generation of our leaders; and provide an industry-competitive long-term incentive program that is consistent with practices among publicly traded companies.

Retirement Benefits	• 401(k) plan • Benefit Restoration Plan	• Attract • Retain

Perquisites and other benefits	• Club dues • Survivor Benefit Plan • Standard salaried benefit plans	• Attract • Retain

In 2009, our named executive officers were paid a total compensation package consisting of a cash base salary (representing on average 38 percent of the total annual compensation package), an annual cash bonus/incentive (representing on average 19 percent of the total annual compensation package), long-term incentives (with a targeted value representing on average 38 percent of the total annual compensation package) and perquisites and other personal benefits (representing on average five percent of the total compensation package). The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table are not included because the committee does not view these amounts as being part of our total annual compensation package.

Role of Consultants

In accordance with its authority to retain advisors, the committee engaged Frederic W. Cook & Co., Inc., which we refer to as FW Cook, as outside consultants to advise the committee during 2009. FW Cook does not advise our management, and receives no other compensation from us. In its role as independent advisor to the committee, FW Cook has provided advice to the committee from time to time since 2006 on various executive compensation matters including conducting an ongoing competitive compensation analysis. In 2006, the analysis showed that the compensation levels for our named executive officers approximated the 25th percentile of peer group practice. This competitive positioning was below our targeted competitive positioning of median.

In early 2009, the committee engaged FW Cook again to conduct a competitive compensation analysis of our executive compensation structure. FW Cook prepared a competitive assessment of the company’s senior executive compensation levels relative to compensation levels disclosed in the proxy statements of our peer group companies, as well as proprietary general industry surveys. The committee used this data to establish compensation levels and annual bonus/incentive and long-term incentive opportunities. Through its competitive assessment in early 2009, FW Cook determined that our named executive officers’ compensation ranged from below the 25th percentile to the median on an individual basis. FW Cook’s study in early 2009 also showed that the aggregate target total direct compensation for our named executive officers approximates the 25th percentile of the proxy data and falls between the 25th percentile and median of the survey data. This competitive positioning for certain of our executives is somewhat below the company’s stated compensation strategy of providing median compensation levels and opportunities. Based on their assessment, FW Cook advised the committee to consider increases to the base salaries of the company’s senior executives and increases in long-term incentive opportunities to bring total direct compensation in line with the market median (subject to affordability), while noting that the target bonus percentages for such executives were within an acceptable range. The committee considered the FW Cook study and guidance and approved an increase in salary for Mr. Turner, our chief executive officer, by $40,000 to $680,000 effective July 1, 2009, because the study indicated that Mr. Turner’s base salary fell below the 25th percentile on an individual basis when compared to both the peer group data and the survey data. Due to the difficult economic conditions in 2009, however, management determined that no employees, including the named executive officers, should receive a salary increase in 2009. As a result, Mr. Turner’s salary increase did not go into effect.

Based on FW Cook’s competitive assessment, the committee considered increases in long-term incentive opportunities and decided to increase the multiplier used to determine the total dollar value of Mr. Turner’s long-term equity incentive awards from 133 percent of his annual salary to 150 percent of his annual salary, as more fully described under Long Term Equity Incentives below. The multiplier for our other named executive officers has not changed.

FW Cook also provided guidance to the committee on the 2009 annual bonus/incentive payments. FW Cook attended certain of the committee meetings in 2009 and in early 2010.

Role of CEO and Committee

For each named executive officer (other than himself), our chief executive officer makes recommendations to the committee on compensation levels including recommending levels of base salary and making recommendations with respect to bonuses and payments of cash incentives based on his judgment regarding an executive’s overall performance and performance against certain written pre-established goals, which are communicated to our named executive officers at the beginning of each year. For the chief executive officer, the committee reviews all compensation matters relating to the chief executive officer, including the annual review of his base salary and his performance during the year. The committee then recommends to the board of directors for approval the compensation of the named executive officers including the chief executive officer, other than the performance-based compensation, which the committee approves and recommends to the board of directors for ratification. Our chief executive officer does not vote on his own compensation while acting in his capacity as a member of the board of directors.

Committee Discretion

The committee has the discretion to supplement, reduce or modify at any time the compensation intended to be paid or awarded to the named executive officers as the committee may determine is in the best interest of the company and its shareholders. The exercise of discretion is an important feature of the company’s compensation philosophy and provides the committee with sufficient flexibility to respond to specific circumstances facing the company. The committee also believes that it is in the best interest of the company and its shareholders that the committee have sufficient discretion to recognize and reward superior performance, which is important to attract and retain talented executives, and to adjust awards to reflect the quality of the company’s financial performance.

Companies Used for Defining Competitive Compensation

As stated above, one of the committee’s principles is to try to compensate our named executive officers at market median of our peer companies that were selected based on comparability in terms of industry, revenue and complexity. For 2009, based on FW Cook’s recommendation, the committee selected the following peer group, which was also used in the 2008 analysis of the competitiveness of our executive compensation levels and practices:

A. Schulman, Inc.	OM Group Inc.
American Railcar Industries, Inc.	Sensient Technologies Corporation
Arch Chemicals, Inc.	Spartech Corporation
Freight Car America, Inc.	The Greenbrier Companies
Georgia Gulf Corporation	Westinghouse Air Brake Technologies
Minerals Technologies Inc.	Westlake Chemical Corporation
NewMarket Corporation

In terms of size, our revenue and market capitalization as of December 31, 2008 fell between the 25th percentile and median of the peer companies.

The committee uses information relating to the peer group to determine what forms of compensation are market as well as determining whether the amounts of each element of compensation and the total amount of compensation are at market median.

Late in 2009, the committee engaged FW Cook to perform a review of our peer group, based on input from management as to the appropriate factors to be used in the selection of peer companies, to ensure that the companies chosen accurately represent our industry, revenue and complexity. The factors considered in selecting the peer group included industry, revenue, products, customer base and location of operations. The committee considered FW Cook’s analysis and selected the following peer group in early 2010, which includes eight of the companies used in the 2008 and 2009 analysis and will be used for compensation considerations in 2010:

American Railcar Industries, Inc.	H.B. Fuller Company	OM Group, Inc.
Arch Chemicals, Inc.	Georgia Gulf Corporation	Quaker Chemical Corporation
Cabot Corporation	The Greenbrier Companies, Inc.	Rockwood Holdings, Inc.
L. B. Foster Company	Minerals Technologies Inc.	Trinity Industries, Inc.
FreightCar America, Inc.	Olin Corporation	Westlake Chemical Corporation

In terms of size, our revenue approximated the median and our market capitalization as of December 31, 2009 was between the 25th percentile and median of our new peer group.

Setting the Level of Compensation

The committee reviews the compensation structure for the named executive officers and other key executives, including incentive compensation plans and bonus plans, on an annual basis. Early each year, the committee approves targeted amounts of annual bonus/cash incentive awards and related performance measure levels for those awards, recommends base salaries to the board of directors for approval and approves various long-term equity incentive awards. After the end of each year, the committee approves the level at which the performance measures with respect to the annual bonus/cash incentive awards were satisfied, reviews the calculation of the incentive pools, approves the amount of the incentive pools and determines whether, and the extent to which, to exercise its discretion (either positively or negatively) and approves the amount of the bonus/incentive award payable to each executive officer.

Trends in Compensation Since 2006

In response to FW Cook’s 2006 study, which showed that the company’s compensation levels approximated the 25th percentile of peer group practice, the committee implemented a multi-year process to bring our target compensation into better alignment with market median levels. Over the past three years our analysis has prompted some re-allocation of compensation among the various elements:

•

In 2007, we froze our supplemental executive retirement benefits and implemented our long-term equity incentive plan to address our objectives to attract, retain and engage our key executives and to ensure a better balance among the major elements of executive compensation, to enhance the performance orientation of the executive compensation program, for closer alignment with competitive practices and to align our executives’ interests with the interests of shareholders.

•	In 2008, we increased our named executive officers’ salaries in a range from approximately five percent to 20 percent.

FW Cook’s study in early 2009 showed that despite the above steps, aggregate target total direct compensation for our named executive officers approximates the 25th percentile of the proxy data and falls between the 25th percentile and median of the survey data, which is below the company’s targeted competitive positioning. FW Cook’s study in early 2010 (using our new peer group) with respect to 2009 data showed that aggregate target total direct compensation for our named executive officers now falls between the 25 th percentile and median of the proxy data and approximates the median of the survey data.

2009 Compensation

The following is a description of the committee’s actions and decisions with respect to 2009 compensation matters.

Base Salary.  The committee reviews base salaries annually and adjustments are typically effective in April. As noted above, management determined that no employee, including the named executive officers, should receive a salary increase in 2009.

Annual Bonus/Incentive.  Each year, the committee approves and the board ratifies an annual bonus/cash incentive plan for the company. The plan is funded based on a combination of the company’s actual consolidated earnings per share (EPS) and value creation measured at the consolidated company level and at business unit levels compared to targeted levels established at the beginning of each year. Value creation, which is not a financial measure defined under generally accepted accounting principles, is defined as the amount of our earnings (before interest and taxes), adjusted by the committee in its discretion to account for certain extraordinary items that exceeds a pre-defined level of return on invested capital. To calculate the predefined level, we multiply the value of the assets invested in the business unit by 15 percent, which is our assumed cost of capital. In 2009, value creation goals were developed using the 2009 budget targets set in the beginning of 2009. The committee selected EPS because it believes that EPS is an important measure of our success as it incorporates elements of growth, profitability and capital efficiency and is monitored by our shareholders, and selected value creation because it believes that this is an important indicator of the quality of our earnings.

Mr. Turner, Mr. Lacy and Mr. McCurrie have 100 percent of their annual bonus/incentive potential allocated to our senior management corporate incentive plan, which we refer to as our corporate plan. As heads of our business units, Mr. Fitzgerald and Mr. Loadman have 25 percent of their annual bonus/incentive potential allocated to EPS results as measured under our corporate plan and 75 percent of their bonus/incentive allocated to value creation plans that relate to their respective business units, which we refer to as our business unit plans.

Funding of Annual Incentive/Bonus Pools

At the beginning of the year, the committee approves a threshold, target and maximum performance level for EPS and value creation for the corporate plan and a threshold, target and maximum performance level for value creation for each of the business unit plans. The threshold, target and maximum levels are used in determining the funded pool in each of the plans. Actual results achieved in between the threshold and target and the target and maximum are interpolated.

For 2009, the corporate plan provided that 60 percent of the pool would be funded by EPS performance, and 40 percent would be funded by corporate value creation. The total amount of the pool available for distribution for 2009 performance was calculated based on a range of EPS and value creation as set forth in the following table:

EPS	Performance		Funded Pool		Value Creation	Performance		Funded Pool
Maximum	$2.40	120%	$1,139,988	150%	Maximum	$71,632,800	120%	$561,975	150%
Target	$2.00	100%	$759,992	100%	Target	$59,694,000	100%	$374,650	100%
Threshold	$1.00	80%	$379,996	50%	Threshold	$47,755,200	80%	$187,325	50%

For 2009, the company actually achieved EPS of $1.81 per share and value creation of $46.6 million. Therefore, the corporate plan achieved 91 percent of target performance EPS. The value creation portion of the pool was not funded.

The total amount of the pool available for distribution under the global carbon materials and chemicals business unit plan was calculated based on a range of value creation as set forth in the following table:

Value Creation	Performance		Funded Pool
Maximum	$68,849,400	120%	$547,374	150%
Target	$59,113,000	100%	$364,916	100%
Threshold	$49,241,650	80%	$182,458	50%

In 2009, the global carbon materials and chemicals business unit plan actually achieved value creation of $27.1 million. Therefore, the global carbon materials and chemicals business unit plan was not funded.

The total amount of the pool available for distribution under the railroad and utility products business unit plan was calculated based on a range of value creation as set forth in the following table:

Value Creation	Performance		Funded Pool
Maximum	$23,748,000	120%	$1,488,963	150%
Target	$19,790,000	100%	$992,642	100%
Threshold	$15,832,000	80%	$496,321	50%

In 2009, the railroad and utility products business unit plan actually achieved value creation of $22.7 million. Therefore, the railroad and utility products business unit plan achieved 114 percent of target performance value creation.

Determination of Payouts

Once the amount of each pool was determined, 40 percent of each funded pool was distributed automatically on a pro rata basis to each participant in the relevant plan in accordance with each participant’s salary level and target bonus percentage.

The remaining 60 percent of the funded corporate plan pool and the remaining 60 percent of the funded railroad and utility products business unit plan pool were allocated to the participants of those plans based on individual performance determined in the discretion of our chief executive officer and the committee as discussed below. In addition, although the company did not meet its value creation goals, the committee exercised its discretion to increase the corporate plan pool by $428,000 because the company’s financial performance in 2009 remained strong despite the challenging economic conditions, resulting in the company’s third best year with respect to financial performance since its inception, the company came close to reaching the value creation threshold, which was set before the extent of deteriorating economic conditions was fully known and management’s diligent efforts in leading the company through considerable cost saving initiatives and significant growth opportunities including the negotiation of long-term contracts in several lines of business, the commissioning of a second tar distillation facility in China, introduction of a new product line of petroleum pitch products to serve as substitutes to the company’s current carbon pitch products to help meet future product demand, the successful negotiation of the acquisition of Cindu Chemicals B.V., which was completed in early 2010 and the negotiation of the sale of an under-performing asset in Gainesville, Florida.

This additional amount, in addition to the 60 percent remaining in the EPS pool, was allocated by the chief executive officer (with respect to the other named executive officers) and by the committee (with respect to the chief executive officer) based on subjective review of the participants’ individual performance against certain pre-established goals, including safety, health and environmental performance, business results, quality and productivity improvement, customer satisfaction and strategic growth objectives, as further discussed below. The committee reviewed and approved the allocations made by the chief executive officer with respect to the named executive officers other than the chief executive officer. The committee did not assign a specific weight to any of the factors. Rather the committee evaluated the factors as a whole and made a subjective determination of the amount of bonus to pay. The following is a discussion of how these amounts were determined.

Subjective Portion of Mr. Turner’s 2009 Annual Bonus/Incentive.

The committee met in executive session at the beginning of 2009 to discuss and agree upon the goals and objectives for Mr. Turner, our president and chief executive officer. After the end of the year, the committee met in executive session again to review Mr. Turner’s performance compared to his pre-established goals, his contributions to the company’s performance and other leadership accomplishments. The factors considered by the committee in determining the amount of the annual bonus/incentive awarded to Mr. Turner for 2009 performance included:

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Mr. Turner’s strong leadership of the company through the quickly changing and challenging economic environment in 2009 evidenced by the fact that the company’s financial performance in 2009 remained strong despite such economic conditions and the fact that 2009 was the company’s third best year with respect to financial performance since its inception;

•

Although the company did not reach all of its quantitative financial goals for 2009, Mr. Turner’s exceptional performance and leadership through extraordinarily tough business conditions, which continued to deteriorate after the goals were set.

•

Mr. Turner’s leadership in implementing company-wide cost reductions in 2009 of over $50 million, while still maintaining a focus on compliance, which led the company in 2009 to its best safety, health and environmental performance in 21 years;

•	Mr. Turner’s ability to retain an excellent management team with a strong culture;

•	Mr. Turner’s success in leading a refinancing of the company’s debt structure in 2009, which included the issuance of Koppers Inc.’s 7.875% Senior Notes due 2019; and

•

Mr. Turner’s achievement of continuous growth initiatives in 2009, including the negotiation of long-term contracts in several lines of business, the commissioning of a second tar distillation facility in China, introduction of a new product line of petroleum pitch products to serve as substitutes to the company’s current carbon pitch products to help meet future product demand, the successful negotiation of the acquisition of Cindu Chemicals B.V., which was completed in early 2010 and the negotiation of the sale agreement of an under-performing asset in Gainesville, Florida, which is expected to close during the first quarter of 2010.

In making its determination, the committee did not assign a specific weight to any of the factors. Rather the committee evaluated the factors as a whole and made a subjective determination of the amount of bonus to pay to Mr. Turner.

Subjective Portion of Mr. McCurrie’s and Mr. Lacy’s 2009 Annual Bonus/Incentive.

As chief financial officer and general counsel, respectively, Messrs. McCurrie and Lacy are corporate level employees and participate only in the corporate plan. Our chief executive officer worked with Messrs. McCurrie and Lacy to establish their goals for 2009 and our chief executive officer also evaluated their actual performance in 2009. Based on his evaluation, the chief executive officer recommended the amounts of the bonuses for Messrs. McCurrie and Lacy for 2009 under the corporate plan, and the committee approved the recommended amounts.

Our chief executive officer considered the following achievements of Mr. McCurrie in 2009:

•	Mr. McCurrie’s critical leadership in refinancing the company’s debt structure in 2009, which included the issuance of Koppers Inc.’s 7.875% Senior Notes due 2019;

•	His successful efforts in strengthening the company’s cash position;

•	Mr. McCurrie’s initiatives in executing an inventory reduction project in 2009, which greatly reduced working capital;

•	Mr. McCurrie’s role in implementing a new insurance program to help manage the company’s risks.

•	Mr. McCurrie’s continued success in implementing company-wide cost reductions in 2009 of over $50 million; and

•	Mr. McCurrie’s leadership and guidance through the second half of 2009 in the successful negotiation of the acquisition of Cindu Chemicals B.V., which was completed in early 2010.

Similarly, our chief executive officer considered the following accomplishments of Mr. Lacy in 2009:

•

Mr. Lacy’s continuing ability to manage the legal organization in 2009 to mitigate legal exposure and reduce regulatory risks faced by the company and to resolve major litigations in an effective manner;

•	Mr. Lacy’s leadership in building a strong culture of compliance in 2009, which led to the company’s best safety, health and environmental performance in 21 years;

•	Mr. Lacy’s initiatives in implementing global standardization of industrial hygiene survey protection and global material safety data sheet program.

•	Mr. Lacy’s efforts regarding records management and retention and the successful negotiation of five labor agreements; and

•

Mr. Lacy’s leadership and guidance through the second half of 2009 in the successful negotiation of the acquisition of Cindu Chemicals B.V., which was completed in early 2010 and the negotiation of the sale agreement of an under-performing asset in Gainesville, Florida, which is expected to close during the first quarter of 2010.

The committee considered the chief executive officer’s recommendations and approved the bonus amounts to Messrs. McCurrie and Lacy for 2009.

Subjective Portion of Mr. Fitzgerald’s 2009 Annual Bonus/Incentive

As senior vice president of the carbon materials and chemicals business unit, Mr. Fitzgerald was eligible to receive an annual bonus incentive under both the corporate plan and the business unit plan relating to the carbon materials and chemicals business unit. For 2009, Mr. Fitzgerald’s annual bonus/incentive was intended to be allocated 25 percent on EPS results as measured in the corporate plan and 75 percent on the performance of the global carbon materials and chemicals business unit plan.

As noted above, the carbon materials and chemicals business unit plan was not funded. Therefore, Mr. Fitzgerald’s annual bonus/incentive in 2009 consisted only of the amount to which he was entitled under the corporate plan. Under the corporate plan, the following are the individual factors considered by our chief executive officer in recommending and the committee in approving the amount of Mr. Fitzgerald’s 2009 annual bonus:

•

Mr. Fitzgerald’s critical leadership in the successful start-up of a new tar distillation plant in China and the introduction of a new product line of petroleum pitch products to serve as substitutes to the company’s current carbon pitch products to help meet future product demands.

•	Mr. Fitzgerald’s role in improving safety, health and environmental performance in 2009 in the carbon materials and chemicals business;

•

Mr. Fitzgerald’s leadership of global operations in the carbon materials and chemicals business resulting in our Australian and European carbon materials and chemicals businesses exceeding financial expectations for 2009; and

•	Mr. Fitzgerald’s leadership and guidance through the second half of 2009 in the successful negotiation of the acquisition of Cindu Chemicals B.V., which was completed in early 2010.

The committee considered the chief executive officer’s recommendations and approved the bonus amount to Mr. Fitzgerald for 2009.

Subjective Portion of Mr. Loadman’s 2009 Annual Bonus/Incentive

In 2009, Mr. Loadman’s annual bonus/incentive was based 25 percent on EPS results as measured in the corporate plan and 75 percent on the performance of the railroad and utility products business unit plan. In addition, as a participant in the corporate plan, Mr. Loadman was eligible for and received a payment from the corporate plan pool described above.

The individual factors considered by our chief executive officer in recommending and the committee in approving the amount of the annual bonus/incentive award for Mr. Loadman, our vice president and general manager of our railroad products and services business unit, included:

•	Mr. Loadman’s success in leading the railroad products and services business in achieving higher than expected financial performance;

•	His initiatives in 2009 in expanding the railroad products and services business and its capabilities through two acquisitions.

•	Mr. Loadman’s role in improving safety, health and environmental performance in 2009 in the railroad products and services business; and

•

Mr. Loadman’s successful negotiation of an extension of a tie contract with an important customer in 2009 and the sale agreement of an under-performing asset in Gainesville, Florida, which is expected to close during the first quarter of 2010.

The committee considered the chief executive officer’s recommendations and approved the bonus amount to Mr. Loadman for 2009.

The board of directors ratified the total amounts of the pool for each plan, the amount of the bonus/incentive paid to the chief executive officer and the amounts to be distributed from the pools.

For both the corporate plan and the business unit plans, the portion of the annual bonus/incentive for each named executive officer that is determined based on the formula suggested by adjusted EPS and/or value creation results without regard to individual performance as described above is reported in the nonequity incentive column of the Summary Compensation Table.

Long-Term Equity Incentives.  In February 2009, the committee granted performance-based restricted stock units, stock options, and time-based restricted stock units to certain key executives, including the named executive officers. Each long-term incentive vehicle is intended to serve a different purpose, and, when combined, we believe that the total mix will result in a balanced long-term equity incentive program.

•

Performance-based restricted stock units are intended to focus participants on long-term operating performance, as measured by cumulative value creation over a three-year period. The performance-based restricted stock units granted in 2009 will vest, if at all, upon the achievement of a cumulative value creation target of $196 million over the performance period from January 1, 2009 to December 31, 2011. The number of performance-based shares ultimately earned and issued can vary from zero percent to 150 percent of the target share amount based upon actual performance. The aggregate grant date fair value of the performance-based restricted stock units for all participants at target is equal to $2.2 million for the awards granted in 2009.

•

Stock options are intended to align shareholder and management interests by providing a reward based solely on stock price appreciation. In February 2009, the committee approved stock options to be granted to the named executive officers three days after the fiscal year 2008 earnings release (February 20, 2009) with an exercise price set at the closing price of our common stock on the NYSE on that day. The aggregate grant date fair value of the stock option awards granted in 2009 to all participants is equal to $0.9 million for the awards granted in 2009.

•

Time-based restricted stock units are intended to help to retain participants (some of whom are currently eligible for retirement), as well as to help attract the next generation of our senior management. The time-based restricted stock units granted in 2009 will vest in February 2012, if the named executive officer to whom they were granted is still employed by us at that time. The aggregate grant date fair value of the time-based restricted stock units for all participants is equal to $1.1 million.

The committee awards stock options, restricted stock units and performance stock units to each of the named executive officers in accordance with a pre-determined formula based on each named executive officer’s base salary. Pursuant to that formula, in 2009, Mr. Turner received awards having a total dollar value of approximately 150 percent of his annual base salary in effect in February 2009; Mr. McCurrie, Mr. Lacy and Mr. Fitzgerald received awards having a total dollar value of approximately 100 percent of their respective annual base salaries in effect in February 2009; and Mr. Loadman received awards having a total dollar value of approximately 67 percent of his annual base salary in effect in February 2009. In prior years, Mr. Turner’s awards were determined by a multiple of 133 percent of his annual base salary. However, in early 2009, the committee considered the study conducted by FW Cook and FW Cook’s advice to increase long-term incentive opportunities to bring total direct compensation more in line with the market median (subject to affordability) and decided to increase Mr. Turner’s multiplier to 150 percent of his annual base salary.

Once the total dollar value of the awards was determined for each named executive officer, the actual number of performance-based restricted stock units, stock options and time-based restricted stock units was determined as follows: 30 percent was allocated to the stock option portion of the award, 20 percent was allocated to the time-based restricted stock unit portion of the award and 50 percent of the total dollar value was allocated to the performance-based restricted stock unit portion of the award. The committee then used the closing price of our common stock on the New York Stock Exchange on the grant date to determine the number of performance-based restricted stock units awarded and the number of time-based restricted stock units awarded. To determine the number of stock options awarded, the committee divided the total dollar value attributed to the stock option portion of the award by the estimated fair value of the stock options on the date of grant, which was determined in accordance with the Black-Scholes valuation method.

The granting of a combination of stock options, restricted stock units and performance stock units falls within the range of peer group practices and has a strong performance orientation. Our long-term incentive mix is more heavily weighted towards performance-based incentive awards than peer group average practice: our long-term mix for our chief executive officer as noted above was 30 percent stock options, 20 percent restricted stock units and 50 percent performance stock units, compared to our peer group average for the chief executive officer of 34 percent stock options, 34 percent restricted stock units and 32 percent performance stock units; and our long-term mix for the remaining named executive officers as noted above was 30 percent stock options, 20 percent restricted stock units and 50 percent performance stock units, compared to our peer group average for the remaining named executive officers of 33 percent stock options, 37 percent restricted stock units and 30 percent performance stock units.

Payout of the 2007-2009 Performance-Based Restricted Stock Units

On December 31, 2009, the three-year performance period ended for the performance-based restricted stock units awarded in 2007. The cumulative value creation target for these awards was $190 million over the three-year period. The actual cumulative value creation for the three-year period was $208 million (excluding the gain from the sale of the company’s Monessen coke plant), which meant the number of performance-based shares earned and issued would be 122 percent of the target share amount. The company has historically considered gains or losses from divestitures in the determination of value creation, however, due to the large impact of the gain from the sale of the Monessen coke plant and the non-operating nature of the gain, the committee elected to consider value creation without such gain. Instead, the committee exercised its discretion to increase the actual value creation for 2008 by the same amount that the committee increased value creation to determine the level of funding for the 2008 discretionary cash incentive pool. This increased the cumulative value creation for the three-year period to $220 million, which meant that the actual number of performance-based shares earned and issued was 140 percent of the target share amount. The committee exercised its discretion to increase the actual value creation for 2008 because (1) the company performed above 2007 performance for sales, adjusted

EBITDA, adjusted earnings per share and a number of other financial metrics in 2008, (2) management’s prompt actions to minimize the effects of the economic downturn in the fourth quarter of 2008, (3) the company’s achievements in the areas of safety, health and the environment in 2008, and (4) the successful sale of our Monessen coke plant in 2008, which positioned the company well for future growth opportunities in our core business and enabled us to refinance our credit facility at favorable rates at a time when the credit markets were tightening and were not easily accessible. Our financial results are discussed in detail in our Annual Report on Form 10-K for the year ended December 31, 2009. The number of 2007 performance-based restricted stock units that vested for each of our named executive officers is reported in the Outstanding Equity Awards at Fiscal Year-End table below.

Retirement Benefits.  Prior to 2007, we maintained a qualified defined benefit pension plan for U.S. salaried employees that provided for a retirement benefit annuity based on final average pay and years of service. We also maintain a defined contribution plan that permits U.S. salaried employees to contribute up to 20 percent of pay, subject to applicable limits for 401(k) plans. We match 50 percent of salaried employee contributions up to six percent. In addition, we maintain two non-qualified excess defined benefit plans, which are described on page 53 below. Effective December 31, 2006, we made significant changes in our retirement benefits by freezing the qualified and non-qualified defined benefit plans in which U.S. salaried employees and certain highly-paid employees, respectively, participate. No new salaried participants are permitted in these plans after December 31, 2006, and no further benefits will accrue for U.S. salaried employees after December 31, 2006. In 2007, in light of the freezing of benefits under our qualified defined benefit plan, we decided to provide a uniform non-elective employer contribution to U.S. salaried employees, which is also described in detail in the “2006 Freeze of Pension Plan, SERP I and SERP II” section below. In addition, in 2007, we approved a supplemental benefit plan, which we refer to as the benefit restoration plan, to restore employer non-elective contributions lost by certain highly-paid employees, including the named executive officers, in our defined contribution plan under U.S. tax law. Beginning in 2009, we amended our defined contribution plan and our benefit restoration plan to remove the automatic employer non-elective contribution feature. Instead, we may decide each plan year whether to make employer discretionary contributions for the plan year and the amount of any such contribution. We did not make any employer discretionary contributions in 2009.

Perquisites and Other Benefits.  We provide a limited number of perquisites and other benefits to certain of our named executive officers, which include club dues, executive long-term disability insurance, executive physicals, parking expenses and gross-ups relating to our retirement income restoration plan and our supplemental executive retirement plan. Additional details of the perquisites and other benefits we provide are more fully described in the footnotes to the “Summary Compensation Table” below.

We provide these perquisites and other benefits to promote a healthy work/life balance and provide opportunities for developing business relationships. We believe they are important to our ability to attract and retain top-quality executive talent and are consistent with those provided to executives at other companies comparable to us. The costs associated with providing these benefits for our named executive officers are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below on page 47.

Our named executive officers also participate in the same standard salaried benefit plans as our other U.S. salaried employees. This includes a basic welfare benefits package consisting of medical, dental, vision, life insurance and accident insurance plans, as well as flexible spending arrangements for health care, dependent care and transportation expenses.

Contracts.  We generally use contractual arrangements where appropriate to assist in our recruitment and retention of our named executive officers. We have entered into employment agreements with Mr. Lacy and Mr. McCurrie, and we have entered into change in control agreements with each of Mr. Turner, Mr. Fitzgerald and Mr. Loadman. Each of these agreements is described in the “Potential Payments upon Termination or Change in Control” section beginning on page 55 below.

Stock Ownership Guidelines

The management development and compensation committee and our board of directors have approved stock ownership guidelines. The guidelines apply to selected members of the management team, including all of the named executive officers and our non-employee directors. The stock ownership guidelines were designed to achieve the following objectives:

•	demonstrate our commitment to and confidence in our long-term prospects;

•	align our interests with those of our shareholders;

•	support a long-term focus; and

•	quantify our expectations with regard to ownership of our stock.

Our ownership guidelines (expressed as the value of stock ownership as a percentage of pay) are noted below. Those subject to the guidelines have five years to meet the guidelines. Executive officers incumbent as of February 2007 have until February 7, 2012 to comply and directors incumbent as of March 22, 2007 have until March 22, 2012 to comply. Any executive officer or director elected after that time has five years from the date of election to comply with the guidelines.

Position	Pay Multiple	Form of Pay

Chief Executive Officer	5x	Base salary

Senior Vice President Chief Financial Officer	3x	Base salary

Other Elected Officers	1x	Base salary

Non-employee Directors	5x	Annual cash retainer

Shares owned outright by the executives and/or their spouses count toward meeting the guidelines. Unvested restricted share units, unearned performance share units and unexercised stock options will not count toward the guidelines.

Our policy is that our employees, officers and directors are prohibited from trading in options, warrants, puts, and calls of our common stock; short sales of our common stock are also prohibited. Any hedging transactions contemplated by our employees, officers and directors with respect to our common stock require advance clearance by our corporate secretary.

The table below illustrates the status of our directors’ compliance with our stock ownership guidelines as of March 23, 2010. Our stock ownership guidelines provide that the value of the stock owned by each director will be calculated based on the price of the common stock at the time of acquisition or its current fair market value on the date compliance is required, whichever is higher. For purposes of determining the directors’ current compliance with our stock ownership guidelines, we calculated the number of shares required based on $28.30, the closing price of our common stock on March 23, 2010.

Name	Number of Shares Required (1)	Number of Shares Currently Owned	Percent Expected Share Ownership	Expected Compliance Date
Baldwin, Cynthia A.	7,951	6,500	84%	2/6/2013
Feng, Sharon	7,951	3,000	39%	5/6/2014
Hillenbrand, David M.	7,951	12,348	159%	3/22/2012
Neupaver, Albert J.	7,951	3,000	39%	8/5/2014
Stalder, James C.	7,951	7,250	93%	3/22/2012
Tritch, Stephen R.	7,951	4,000	51%	5/6/2014
Young, T. Michael	7,951	12,000	154%	3/22/2012

(1)	Based on closing price of our common stock on March 23, 2010.

The table below illustrates the status of our named executive officers’ compliance with our stock ownership guidelines as of March 23, 2010. Our stock ownership guidelines provide that the value of the expected ownership is converted into a number of shares based on the average of the prior four quarter-ending stock prices.

Name	Number of Shares Required (1)	Number of Shares Currently Owned	Percent of Expected Share Ownership	Compliance Date
Turner, Walter W.	126,758	267,455	211%	2/7/2012
Fitzgerald, Kevin J.	37,433	30,255	81%	2/7/2012
Lacy, Steven R.	38,759	30,525	79%	2/7/2012
Loadman, Thomas D.	10,220	21,638	212%	2/7/2012
McCurrie, Brian H.	37,552	35,728	95%	2/7/2012

(1)	Based on the average of the closing price of our common stock on December 31, 2009 ($30.44), September 30, 2009 ($29.65), June 30, 2009 (26.37) and March 31, 2009 ($14.52).

Tax Considerations

Cash compensation, such as base salary or annual bonus/incentive, is taxable as ordinary income when earned, unless deferred under a company-sponsored deferral plan. Deferrals under tax-qualified plans, such as a 401(k) plan, do not affect the timing of our tax deduction. Deferrals under non-qualified plans, the adoption of which have been approved by the board of directors, will result in the deferral of our compensation deduction until such time as the cash compensation is paid to the employee.

The committee is aware of Section 162(m) of the tax code, which generally limits the deductibility of executive pay in excess of $1 million, and which specifies the requirements for the “performance-based” exemption from this limit. Since the date of our initial public offering, a Section 162(m) transition rule has allowed the company to award compensation that has qualified as “performance-based” compensation without meeting the requirements for the “performance-based” exemption. This transition rule will expire on the date of our annual meeting of shareholders. Following the expiration of this transition rule, the committee will generally try to preserve the deductibility of compensation paid to the named executive officers when appropriate; for example, our stock option awards and performance-based restricted stock unit awards will generally qualify for the performance-based exemption and would therefore be deductible. The committee nevertheless may authorize other compensation that might not be deductible if it believes doing so is in the best interests of our shareholders; for example time-based restricted stock units. Therefore, a portion of compensation may not be deductible under Section 162(m) of the tax code.

Accounting Considerations

When reviewing preliminary recommendations and in connection with approving the terms of a given incentive plan period, management and the committee review and consider the accounting implications of a given award, including the estimated expense.

Summary Compensation Table

The following table shows the compensation of all individuals who served at any time during 2009 as either our principal executive or principal financial officers, together with our three most highly compensated officers, who were serving as executive officers as of December 31, 2009 (other than the principal executive and principal financial officers). We refer to the five executives below as our “named executive officers”.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)		Total

Walter W. Turner	2009	$640,000	$250,411	$672,005	$288,454	$109,589	$130,791	$101,857	(4)	$2,193,107
President and Chief Executive Officer	2008	615,000	440,000	502,754	199,221	—	271	174,085		1,931,331
	2007	527,502	350,690	456,602	179,463	219,310	—	132,409		1,865,976

Kevin J. Fitzgerald	2009	$315,000	$133,519	$220,492	$94,651	$16,481	$241,721	$45,393	(5)	$1,067,257
Senior Vice President, Global Carbon Materials & Chemicals, Koppers Inc.	2008	307,500	137,637	199,470	79,053	47,758	171,936	81,230		1,024,584
	2007	285,000	136,523	199,740	78,722	93,352	—	60,655		853,992

Steven R. Lacy	2009	$326,160	$109,044	$228,320	$98,000	$40,956	$27,120	$44,513	(6)	$874,113
Senior Vice President, Administration General Counsel and Secretary	2008	322,119	188,000	216,986	85,989	—	14,846	50,180		878,120
	2007	306,207	138,229	206,800	81,474	96,771	—	36,476		865,957

Thomas D. Loadman	2009	$258,000	$75,974	$121,012	$51,940	$72,839	$153,920	$23,763	(7)	$757,448
Vice President and General Manager, Railroad Products and Services, Koppers Inc.	2008	255,000	49,000	115,371	45,716	—	108,946	57,804		631,837
	2007	242,985	109,272	110,372	42,939	84,606	—	43,792		633,966

Brian H. McCurrie	2009	$315,996	$110,320	$221,194	$94,948	$39,680	$8,163	$42,028	(8)	$832,329
Vice President and Chief Financial Officer	2008	308,496	185,000	200,190	79,334	—	5,482	48,468		826,970
	2007	279,522	144,632	182,024	71,565	85,368	—	40,991		804,102

(1)	The amounts shown in this column represents the aggregate grant date fair value of time-based restricted stock units and stock options granted to our named executive officers in 2009 computed in accordance with FASB ASC Topic 718 and the value of performance based restricted stock units granted to our named executive officers in 2009 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance-based restricted stock units assuming the highest level of performance conditions is $720,005 for Mr. Turner, $236,248 for Mr. Fitzgerald, $244,625 for Mr. Lacy, $129,649 for Mr. Loadman and $237,003 for Mr. McCurrie. We have recomputed the amounts shown in this column for 2007 and 2008 and in the “Total” column to provide the applicable full grant date fair values of the awards. These award grant date fair values have been determined using the assumptions underlying the valuation of equity awards set forth in note 7 of the consolidated financial statements in our annual reports on Form 10-K for the years ended December 31, 2009 and December 31, 2008 and in note 8 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2007.

(2)

The amount disclosed in this column represents (i) the amount of increase in the present value of the executive’s accumulated pension benefit and (ii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120 percent of the applicable federal long-term rate at the maximum rate payable under our Benefit Restoration Plan. The total amount disclosed for each named executive officer is divided as follows: Mr. Turner: the increase in present value of accumulated benefit is $130,732 and above-market nonqualified deferred compensation earnings, $59; Mr. Fitzgerald: increase in present value of accumulated benefit, $241,704 and above-market nonqualified deferred compensation earnings, $17; Mr. Lacy: increase in present value of accumulated benefit, $27,112 and above-market nonqualified deferred compensation earnings, $8; Mr. Loadman: increase in present value of accumulated benefit, $153,910 and above-market nonqualified deferred compensation earnings, $10; Mr. McCurrie: increase in present value of accumulated benefit, $8,157 and above-market nonqualified deferred compensation earnings, $6.

(3)	The full amount of “all other compensation” disclosed for each named executive officer includes an amount based on accrued accounts attributed to such named executive officer’s benefit pursuant to the Survivor Benefit Plan rather than our out-of-pocket expenses attributed to the plan.

(4)	The full amount of “all other compensation” disclosed for Mr. Turner in 2009 ($101,857) includes perquisites and other personal benefits in the amount of $32,162 consisting of club dues, parking, a physical, home Internet service and an amount attributed to the Survivor Benefit Plan; and $56,491, which represents the value of dividend equivalents earned in 2009 on Mr. Turner’s unvested restricted stock units and performance stock units.

(5)	The full amount of “all other compensation” disclosed for Mr. Fitzgerald in 2009 ($45,393) includes perquisites and other personal benefits in the amount of $15,749, consisting of club dues, a physical and an amount attributed to the Survivor Benefit Plan; and $21,079, which represents the value of dividend equivalents earned in 2009 on Mr. Fitzgerald’s unvested restricted stock units and performance stock units.

(6)	The full amount of “all other compensation” disclosed for Mr. Lacy in 2009 ($44,513) includes perquisites and other personal benefits in the amount of $14,441 consisting of club dues, a physical and an amount attributed to the Survivor Benefit Plan; and $22,058, which represents the value of dividend equivalents earned in 2009 on Mr. Lacy’s unvested restricted stock units and performance stock units.

(7)	The full amount of “all other compensation” disclosed for Mr. Loadman in 2009 ($23,763) includes perquisites and other personal benefits in the amount of $4,318 consisting of an amount attributed to the Survivor Benefit Plan; and $11,726, which represents the value of dividend equivalents earned in 2009 on Mr. Loadman’s unvested restricted stock units and performance stock units.

(8)	The full amount of “all other compensation” disclosed for Mr. McCurrie in 2009 ($42,028) includes perquisites and other personal benefits in the amount of $13,563, consisting of club dues and an amount attributed to the Survivor Benefit Plan; and $20,495, which represents the value of dividend equivalents earned in 2009 on Mr. McCurrie’s unvested restricted stock units and performance stock units.

Grants of Plan Based Awards Table

As further described in the “Compensation Discussion and Analysis” section above, the following table shows the details concerning the potential amounts payable to each named executive officer during 2009 under the non-discretionary portion of our senior management corporate incentive plan or the applicable business unit plan identified below. The table below also reflects performance-based restricted stock unit awards, stock option awards and time-based restricted stock unit awards granted to each named executive officer during 2009 under the 2005 Long Term Incentive Plan. The actual amounts paid to each named executive officer for 2009 are included in the “Summary Compensation Table” above.

Name	Form of Award (1)	Grant Date (2)	Date Management, Development and Compensation Committee Took Action to Grant Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Walter W. Turner	Corporate Plan Award			$96,000	$192,000	$288,000
	Performance-based RSU Award	2/20/2009	2/16/2009				15,728	31,455	47,183				$480,004
	Time-based RSU Award	2/20/2009	2/16/2009							12,582			192,001
	Option Award	2/20/2009	2/16/2009								46,600	$15.26	288,454

Kevin J. Fitzgerald	Corporate Plan Award			$8,663	$17,325	$25,988
	Global CM&C KVA Plan Award			25,988	51,975	77,963
	Performance-based RSU Award	2/20/2009	2/16/2009				5,161	10,321	15,482				$157,499
	Time-based RSU Award	2/20/2009	2/16/2009							4,128			62,993
	Option Award	2/20/2009	2/16/2009								15,291	$15.26	94,651

Steven R. Lacy	Corporate Plan Award			$35,878	$71,755	$107,633
	Performance-based RSU Award	2/20/2009	2/16/2009				5,344	10,687	16,031				$163,083
	Time-based RSU Award	2/20/2009	2/16/2009							4,275			65,237
	Option Award	2/20/2009	2/16/2009								15,832	$15.26	98,000

Thomas D. Loadman	Corporate Plan Award			$7,095	$14,190	$21,285
	R&UP KVA Plan Award			21,285	42,570	63,855
	Performance-based RSU Award	2/20/2009	2/16/2009				2,832	5,664	8,496				$86,433
	Time-based RSU Award	2/20/2009	2/16/2009							2,266			34,579
	Option Award	2/20/2009	2/16/2009								8,391	$15.26	51,940

Brian H. McCurrie	Corporate Plan Award			$34,760	$69,519	$104,279
	Performance-based RSU Award	2/20/2009	2/16/2009				5,177	10,354	15,531				$158,002
	Time-based RSU Award	2/20/2009	2/16/2009							4,141			63,192
	Option Award	2/20/2009	2/16/2009								15,339	$15.26	94,948

(1)	The material terms of the awards reflected in this column are provided in the “Compensation, Discussion and Analysis — 2009 Compensation” section above under the heading “Annual Bonus/Incentive” and “Long-Term Equity Incentives.” The option awards will vest on the third anniversary of the grant date and have a maximum term of 10 years.

(2)	Unvested time-based restricted stock units and performance based restricted stock units granted under our long-term incentive plan are entitled to dividends at the same rate as holders of our common stock, which are converted annually into additional time-based restricted stock units or performance based restricted stock units, respectively, that vest on the same schedule as the underlying award. We call these dividend equivalent units.

(3)	The amounts shown in these columns represent the threshold, target and maximum payouts in 2009 pursuant to our senior management corporate incentive plan or the applicable business unit plan with respect to each named executive officer. As described in the “Compensation Discussion and Analysis — 2009 Compensation — Annual Bonus/Incentive” section, 40 percent of the funded pool(s) is distributed on a non-discretionary basis and the remaining 60 percent of the funded pool(s) is allocated based on a subjective review of the participants’ individual performance. The amounts shown in these columns represent the non-discretionary portion only. Accordingly, only 40 percent of the funded pool(s) allocated to each named executive officer is shown here.

(4)	The amounts shown in this column represents the aggregate grant date fair value of time-based restricted stock units and stock options granted to our named executive officers in 2009 computed in accordance with FASB ASC Topic 718 and the value of performance based restricted stock units granted to our named executive officers in 2009 based upon the probable outcome of the performance conditions as of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information concerning unvested restricted stock units and unvested options held by each named executive officer at December 31, 2009.

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Unexercis- able (1)(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)(#)	Market Value of Shares or Units of Stock That Have Not Vested (3)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)(5)($)
Walter W. Turner	5/8/2007	16,300	$29.97	5/7/2017
	2/25/2008	13,470	39.99	2/24/2018
	2/20/2009	46,600	15.26	2/19/2019
					39,935	$1,215,621	20,269	$616,988

Kevin J. Fitzgerald	5/8/2007	7,150	$29.97	5/7/2017
	2/25/2008	5,345	39.99	2/24/2018
	2/20/2009	15,291	15.26	2/19/2019
					15,945	$485,366	6,962	$211,923

Steven R. Lacy	5/8/2007	7,400	$29.97	5/7/2017
	2/25/2008	5,814	39.99	2/24/2018
	2/20/2009	15,832	15.26	2/19/2019
					16,586	$504,878	7,303	$222,303

Thomas D. Loadman	5/8/2007	3,900	$29.97	5/7/2017
	2/25/2008	3,091	39.99	2/24/2018
	2/20/2009	8,391	15.26	2/19/2019
					8,834	$268,907	3,874	$117,925

Brian H. McCurrie	5/8/2007	6,500	$29.97	5/7/2017
	2/25/2008	5,364	39.99	2/24/2018
	2/25/2009	15,339	15.26	2/19/2019
					15,042	$457,878	6,985	$212,623

(1)	The stock options granted in 2007 will vest on May 8, 2010, the stock options granted in 2008 will vest on February 25, 2011 and the stock options granted in 2009 will vest on February 20, 2012.

(2)	The amounts shown in this column reflect the aggregate number of unvested time-based restricted stock units awarded in 2007, 2008 and 2009, and the number of earned (as of December 31, 2009) performance-based restricted stock units awarded in 2007, and related dividend equivalent units. The 2007 performance-based restricted stock unit grants and related dividend equivalent units vested on March 11, 2010. The number of performance-based shares and related dividend equivalent units earned and issued was 140 percent for the target share amount as discussed further in the section “2009 Compensation—Long-Term Equity Incentives”, which amounted to 18,455 shares for Mr. Turner, 8,074 shares for Mr. Fitzgerald, 8,362 shares for Mr. Lacy, 4,469 shares for Mr. Loadman and 7,353 shares for Mr. McCurrie. The time-based restricted stock units and related dividend equivalent units are scheduled to vest on the third anniversary of the date of grant, as summarized below.

Name	Grant Date	# of Unvested Shares	Vesting Date
Walter W. Turner	3/22/2007	5,265	3/22/2010
	2/25/2008	3,633	2/27/2011
	2/20/2009	12,582	2/19/2012

Kevin J. Fitzgerald	3/22/2007	2,302	3/22/2010
	2/25/2008	1,441	2/27/2011
	2/20/2009	4,128	2/19/2012

Steven R. Lacy	3/22/2007	2,382	3/22/2010
	2/25/2008	1,567	2/27/2011
	2/20/2009	4,275	2/19/2012

Thomas D. Loadman	3/22/2007	1,266	3/22/2010
	2/25/2008	833	2/27/2011
	2/20/2009	2,266	2/19/2012

Brian H. McCurrie	3/22/2007	2,102	3/22/2010
	2/25/2008	1,446	2/27/2011
	2/20/2009	4,141	2/19/2012

(3)	The amounts shown in this column represent the market value of these stock awards and related dividend equivalent units based on a closing market price of $30.44 per share on December 31, 2009, the last trading day in 2009.

(4)	The amounts shown in this column reflect the aggregate minimum number of unvested performance stock units awarded in 2008 and the aggregate minimum number of unvested performance stock units awarded in 2009, and include related dividend equivalent units. For purposes of determining the amounts show in this column, we assumed achievement of threshold performance goals with respect to the 2008 awards and the 2009 awards. The actual number may be more with respect to the 2008 awards and the 2009 awards depending on the company’s performance during the applicable three-year performance period. All performance stock grants and related dividend equivalent units are scheduled to vest, if at all, upon the achievement of a cumulative value creation target of $274 million over the three-year performance period ending December 31, 2010 (for 2008 awards) and upon the achievement of a cumulative value creation target of $196 million over the three-year performance period ending December 31, 2011 (for 2009 awards), as summarized below.

Name	Grant Date	# of Unvested Shares	Vesting Date
Walter W. Turner	2/25/2008	4,542	12/31/2010
	2/20/2009	15,727	12/31/2011

Kevin J. Fitzgerald	2/25/2008	1,802	12/31/2010
	2/20/2009	5,160	12/31/2011

Steven R. Lacy	2/25/2008	1,960	12/31/2010
	2/20/2009	5,343	12/31/2011

Thomas D. Loadman	2/25/2008	1,042	12/31/2010
	2/20/2009	2,832	12/31/2011

Brian H. McCurrie	2/25/2008	1,808	12/31/2010
	2/20/2009	5,177	12/31/2011

(5)	The amounts shown in this column reflect the minimum aggregate payout value of unvested performance stock units awarded in 2008 and the minimum aggregate payout value of unvested performance stock units awarded 2009, and include related dividend equivalent units. For purposes of determining the amounts show in this column, we assumed achievement of threshold performance goals with respect to the 2008 awards and the 2009 awards. The actual number may be more with respect to the 2008 awards and the 2009 awards depending on the company’s performance during the applicable three-year performance period.

Pension Benefits

The table below sets forth information as of December 31, 2009, with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Walter W. Turner	Retirement Plan for Koppers Inc.	37.58	$783,245
	Koppers Inc. Retirement Income Restoration Plan (SERP I)	37.58	1,764,956
	Koppers Inc. Supplemental Executive Retirement Plan II (SERP II)	35.00	3,357,518

			$5,905,719

Kevin J. Fitzgerald	Retirement Plan for Koppers Inc.	32.25	$647,871
	Koppers Inc. Retirement Income Restoration Plan (SERP I)	32.25	168,197
	Koppers Inc. Supplemental Executive Retirement Plan II (SERP II)	32.25	1,432,333

			$2,248,401

Steven R. Lacy	Retirement Plan for Koppers Inc.	5.50	$85,211
	Koppers Inc. Retirement Income Restoration Plan (SERP I)	5.50	49,219
	Koppers Inc. Supplemental Executive Retirement Plan II (SERP II)	5.50	70,923

			$205,353

Thomas D. Loadman	Retirement Plan for Koppers Inc.	27.58	$524,957
	Koppers Inc. Retirement Income Restoration Plan (SERP I)	27.58	177,018
	Koppers Inc. Supplemental Executive Retirement Plan II (SERP II)	27.58	676,491

			$1,378,466

Brian H. McCurrie	Retirement Plan for Koppers Inc.	3.25	$33,119
	Koppers Inc. Retirement Income Restoration Plan (SERP I)	3.25	18,296
	Koppers Inc. Supplemental Executive Retirement Plan II (SERP II)	3.25	8,162

			$59,577

Pension Plan

The named executive officers, along with other participating elected U.S. officers, are covered by the Retirement Plan of Koppers Inc. and Subsidiaries for Salaried Employees, which we refer to as the salaried plan. Prior to June 1, 2004, annual retirement benefits were computed at the rate of 1.2 percent of terminal salary (as defined below) not in excess of $16,000, plus 1.6 percent of terminal salary in excess of $16,000, all multiplied by years of credited service (as defined below).

Terminal salary was determined based on the average annual salary (defined as salary plus 50 percent of any incentive payments) for the five highest consecutive years of the last 10 years of credited service, or during all years of such credited service if less than five. Credited service included all accumulated service as a salaried employee except for any period of layoff or leave of absence. In 1998, we amended the salaried plan to provide a minimum pension equal to 1.2 percent of terminal salary multiplied by years of credited service up to 35 years reduced by any pension benefit paid by the pension plan of the former Koppers Company, Inc., now known as Beazer East, Inc. (“Old Koppers” for the period prior to December 29, 1988). For purposes of the minimum pension calculations, terminal salary was determined based on the average annual salary (defined as salary plus 75 percent of any incentive payments) for the five highest consecutive years of the last ten years of credited service, or during all years of credited service if less than five.

Effective June 1, 2004 we further amended the salaried plan. For credited service after May 31, 2004, annual retirement benefits are computed at the rate of one percent of terminal salary multiplied by years of credited service after May 31, 2004. Effective June 1, 2004 we also amended the definition of terminal salary to mean the average annual salary (defined as salary plus 100 percent of any incentive payments) for the five highest consecutive years of the last ten years of credited service or during all years of credited service if less than five.

Retirement Income Restoration Plan (SERP l)

Effective January 1, 1991, the board of directors established the Retirement Income Restoration Plan, which we refer to as SERP l, for participating elected U.S. officers, including the named executive officers. SERP l pays an annual benefit equal to the difference between (i) the benefit a participant would receive under the salaried plan if not for the compensation limit imposed under the tax code and (ii) the benefit the participant actually receives under the salaried plan.

Supplemental Executive Retirement Plan (SERP II)

Effective December 1, 1997, the board of directors established the Supplemental Executive Retirement Plan, which we refer to as SERP II, for participating elected U.S. officers, including the named executive officers. SERP II pays an annual benefit equal to two percent of final average pay multiplied by years of service up to 35 years, reduced by the sum of: (i) pension benefits received from us; (ii) pension benefits received from Old Koppers; (iii) benefits received under any other non-qualified retirement plan sponsored by us or Old Koppers; and (iv)  1/2 of any Social Security benefits.

Three of our named executive officers, Mr. Turner, Mr. Fitzgerald and Mr. Loadman, are currently eligible for early retirement under our salaried plan, SERP I and SERP II. The eligibility standards for early retirement under the salaried plan and SERP I are 60 years of age with 25 years of service, in which case the benefits are unreduced, and 55 years of age with 10 years of service, in which case the benefits are reduced five percent per year from age 65. The eligibility standards for early retirement under SERP II are 60 years of age with 25 years of service, in which case the benefits are unreduced as with the salaried plan and SERP I, and 55 years of age with 10 years of service, in which case the benefits are reduced three percent per year from age 60.

2006 Freeze of Pension Plan, SERP I and SERP II

On November 2, 2006, our board of directors approved a freeze of our domestic qualified and corresponding non-qualified defined benefit plans for salaried employees. No salaried employee hired after December 31, 2006, will become a participant in the salaried plan or in SERP l or SERP ll and salaried employees will no longer accrue additional benefits under such plans after December 31, 2006. However, years of service will continue to accrue for vesting purposes and for purposes of eligibility for certain benefits under the plans, such as early retirement benefits. In light of freezing future benefit accruals under the qualified defined benefit plan, we provided to eligible salaried employees in 2007 and 2008 an annual employer non-elective contribution under the qualified defined contribution plan ranging from three percent to nine percent of compensation determined based on age and years of service. In 2009, we amended the plan to remove the automatic employer non-elective contribution feature. Instead, we will decide each year whether to make employer discretionary contributions for the year and the amount of such contributions. We did not make any employer discretionary contributions in 2009. We continue to match contributions by salaried employees at an amount equal to 50 percent of the first six percent of compensation contributed by the employee.

Survivor Benefit Plan

The Survivor Benefit Plan provides a post-retirement survivor benefit to selected key employees. The benefit payable under the plan equals three times the participant’s base salary at the time of retirement or $750,000, whichever is less. Benefits payable under this plan are reduced dollar-for-dollar by proceeds paid under our group life insurance plan. If the participant’s employment is terminated for any reason prior to retirement, the participant will be entitled to no benefits under the plan. No new participants were approved for this plan in 2008 and the committee does not currently intend to approve new participants going forward.

Non-qualified Deferred Compensation

The table below sets forth information as of December 31, 2009, with respect to our Benefit Restoration Plan, a defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Walter W. Turner	10,326	171,924
Kevin J. Fitzgerald	3,192	53,144
Steven R. Lacy	1,249	20,806
Thomas D. Loadman	2,054	34,202
Brian H. McCurrie	1,109	18,642

Benefit Restoration Plan

On August 8, 2007, the board of directors approved (effective January 1, 2007) a non-qualified, deferred compensation plan for eligible, highly compensated employees to replace certain contributions lost under the qualified defined contribution plan as a result of the compensation limits imposed under the tax code. Annually, the account of each participant is credited with a contribution equal to the difference between (a) the amount the participant would have received under the qualified defined contribution plan for such year but for tax code limits and (b) the amount the participant actually received under the defined contribution plan for such year. Generally, amounts in a participant’s account vest according to the same schedule as contributions made under our qualified defined contribution plan. Accounts are credited with investment earnings based on an interest rate determined by our management development and compensation committee based, in part, on the Moody’s Corporate Bond Yield Average as of the preceding December 31st. The interest rate for 2010 is 5.84 percent. Benefits will typically be paid upon a separation from service in five annual installments. In 2009, we amended the plan to remove the automatic employer non-elective contribution feature. Instead, we will decide each year whether to make employer discretionary contributions for the year and the amount of such contributions. We did not make any employer discretionary contributions in 2009.

Potential Payments upon Termination or Change in Control

The following information and related table set forth the details of the payments and benefits that would be provided to each named executive officer in the event that his employment is terminated with us for any reason including resignation, termination without cause, retirement, a constructive termination of the executive, a change in control or a change in the executive’s responsibilities.

Employment Agreements

We have entered into employment agreements with two of our named executive officers. The following discussion summarizes these agreements.

Brian H. McCurrie. We entered into an employment agreement with Mr. McCurrie in October 2003. The employment agreement provides that Mr. McCurrie will serve as Vice President and Chief Financial Officer. Mr. McCurrie’s employment agreement established an initial base salary, subject to annual adjustments, and addressed additional initial compensation matters. The employment agreement provides for participation in our corporate senior management incentive pool and provides for participation in all of our benefits plans.

Mr. McCurrie’s employment agreement provides that in the event of termination by us other than for cause, Mr. McCurrie would be entitled to severance payments for a minimum of one year and a maximum of two years, plus an additional amount based on the years of his service with us prior to termination. If Mr. McCurrie is terminated (other than for cause) within two years after the occurrence of a change in control, Mr. McCurrie will be entitled to receive:

•	all of his accrued salary to the date of his termination;

•	a pro-rata bonus for the year in which his termination occurs;

•

a lump sum payment equal to two (or if less, the number of years until he reaches age 65) times the sum of his base salary plus 50 percent of the amount awarded to him under certain bonus and incentive plans for the two years preceding the date of termination or the change in control (whichever is greater);

•	life, disability, accident and group health benefits for two years or until he receives comparable benefits from a third party;

•	reasonable legal fees and expenses incurred by Mr. McCurrie as a result of his termination; and

•	continued indemnification for pre-termination acts and omissions.

The payments and benefits to which Mr. McCurrie would be entitled in the event he is terminated after a change in control will be reduced as necessary to cause the total payments and “parachute payments” (as defined in the tax code) to comply with the limitation set forth in Section 280G of the tax code.

The initial term of the agreement was from October 13, 2003 to October 13, 2005. The term of the agreement is automatically extended for one additional year unless notice is given 180 days in advance by us or Mr. McCurrie that such party does not wish to extend the term. As of March 31, 2010, neither party has advised the other party that such party does not wish to extend the term. If a change of control occurs during the term, the term shall continue for a period of not less than 24 months following the month in which such change of control occurred.

Steven R. Lacy. We entered into an employment agreement with Mr. Lacy in April 2002. The employment agreement provides that Mr. Lacy will serve as Vice President, General Counsel and Corporate Secretary. The initial term of the agreement was from April 5, 2002 through April 4, 2004. The term is automatically extended for one additional year unless notice is given 180 days in advance by us or Mr. Lacy that such party does not wish to extend the term. As of March 31, 2010, neither party has advised the other party that such party does not wish to extend the term. Mr. Lacy’s employment agreement established an initial base salary, subject to periodic review by our chief executive officer, and addressed additional initial compensation matters. The employment agreement provides for participation in our corporate senior management incentive pool and provides for participation in all of our benefits plans.

In the event of termination by us other than for cause, Mr. Lacy is entitled to receive the following payments:

•	all of his accrued salary to the date of his termination;

•	104 weeks of salary and benefits continuation;

•	an additional number of weeks of salary equal to the number of full years of service with us;

•	a lump sum severance payment equal to 50 percent of the amount awarded to him under certain bonus and incentive plans for the two years preceding the date of termination; and

•

a lump sum severance payment equal to the pro rata portion of all contingent awards granted under certain bonus and incentive plans then in effect for all uncompleted periods, taking certain assumptions into consideration.

If Mr. Lacy is terminated (other than for cause) within two years after the occurrence of a change in control, Mr. Lacy will be entitled to receive payments and benefits similar to those due to Mr. McCurrie and described above. The payments and benefits to which Mr. Lacy would be entitled in the event he is terminated after a change in control will also be reduced as necessary to cause the total payments and “parachute payments” (as defined in the tax code) to comply with the limitation set forth in Section 280G of the tax code.

Change in Control Agreements

On October 20, 2005, we entered into change in control agreements with Walter W. Turner, our President and Chief Executive Officer, Kevin J. Fitzgerald, Senior Vice President, Global Carbon Materials & Chemicals, Koppers Inc. and Thomas D. Loadman, Vice President and General Manager, Railroad Products and Services, Koppers Inc.

The change in control agreements were effective as of October 20, 2005 and were scheduled to expire on March 31, 2006. However, on March 21, 2006 the term of each change in control agreement was extended to May 31, 2006. On May 3, 2006, the board approved an amendment to the change in control agreements to convert the fixed expiration dates to one-year evergreen terms running from June 1 to May 31 of each year, provided that we preserve the right, in our discretion, to terminate any or all of the change in control agreements by providing notice of termination at least 90 days prior to the expiration of the then current term.

The change in control agreements set out benefits that become payable if one of the following events occurs within two years after a change in our control has occurred:

•

the executive terminates his employment upon 30 days written notice after (i) being requested to relocate his primary office to a location greater than 50 miles from the then current primary office of the executive or (ii) a material reduction in the executive’s duties, responsibilities or compensation; or

•	the executive’s employment is terminated other than for cause or disability.

The benefits to which the executive would be entitled in the event of a termination of the executive’s employment under the above-specified conditions following a change in control include:

•	all of the executive’s accrued salary to the date of termination;

•	a pro-rata bonus for the year in which the termination occurs;

•	a lump sum payment equal to twice the executive’s base salary;

•	life, disability, accident and group health benefits (or the monetary equivalent of such benefits) for two years or until the executive receives comparable benefits from a third party; and

•	continued indemnification for pre-termination acts and omissions.

•

The payments and benefits to which the executive would be entitled in the event he is terminated after a change in control will also be reduced as necessary to cause the total payments and “parachute payments” (as defined in the tax code) to comply with the limitation set forth in Section 280G of the tax code.

Effect of Termination for Any Reason or Change in Control on Unvested LTIP Awards

As further described in the “Outstanding Equity Awards at Fiscal Year End” table, each of the named executive officers holds unvested restricted stock units, performance stock units and stock options under the Koppers Holdings Inc. 2005 Long Term Incentive Plan. If the employment of any of the named executive officers is terminated for any reason (other than retirement, death or permanent disability), the executive will forfeit any unvested restricted stock units, performance stock units and stock options; the executive will not forfeit any restricted stock units, performance stock units and stock options already vested. If the employment of any of the named executive officers is terminated for retirement, death or permanent disability, vesting of restricted stock units, performance stock units and stock options will be as follows:

Type of Award	Vesting
Performance Stock Units	Pro-Rata Vesting at End of Measurement Period. Upon completion of the performance measurement period, the executive shall vest in a number of shares equal to the number of shares (if any) in which the executive would have vested at the end of the measurement period had the executive continued in our service through the end of the measurement period multiplied by a fraction, the numerator of which is the number of months of service the executive completed between the award date and the termination of the executive’s service and the denominator of which is the total number of months in the measurement period.

Restricted Stock Units	Immediate Pro-Rata Vesting. Immediate vesting in the number of restricted stock units in which the executive would have been vested at the time of the executive’s termination had the restricted stock units vested in a series of 36 successive equal monthly installments over the duration of the three-year vesting schedule in the award.

Stock Options	Immediate Pro-Rata Vesting. Immediate vesting in the number of options in which the executive would have been vested at the time of the executive’s termination had the options vested in a series of 36 successive equal monthly installments over the duration of the three-year vesting schedule in the award.

In the event of a change in control, awards to the named executive officers may be assumed or otherwise continued in effect or replaced with a cash retention program by the successor company. If this occurs, there will be no accelerated vesting of unvested restricted stock units, performance stock units and stock options, unless the executive is involuntarily terminated (for reasons other than misconduct), within 24 months following the change in control. If the awards are not assumed or otherwise continued in effect or replaced with a cash retention program by the successor company (or if the executive is involuntarily terminated), there will be accelerated vesting of unvested restricted stock units, performance stock units and stock options.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, the named executive officer will receive benefits under our life insurance plan or payments under our disability plan, as appropriate, plus any amounts payable under such executive’s employment agreement, if any.

Quantification of Payments Made Upon Death, Change in Control and Termination Without Cause

The following assumptions and principles apply with respect to the following table and any termination of a named executive officer:

•

The amounts shown in the table assume that each named executive officer was terminated on December 31, 2009, and include the estimate of any additional amounts that would be paid to the named executive officer on the occurrence of the termination event. The actual amounts that would be paid to a named executive officer can only be determined at the time of an actual termination event or change in control and may be materially different from the estimated amounts included in the table below.

•	A named executive officer is entitled to receive amounts earned during the term of his employment (such as his base salary) regardless of the manner in which his employment is terminated.

•

The estimated amounts included in the table only represent additional amounts that would be payable on the specific termination event. We have not included any amounts which have already been accrued in the name of and vested in the executive under our pension or other relevant plans and which are disclosed in the “Pension Benefits” table above.

•

The amounts estimated in the event of a change of control in the table include the amount a named executive officer is entitled to receive under the 2005 Long Term Incentive Plan if the awards are not assumed or otherwise continued in effect or replaced with a cash retention program by the successor company. The amounts shown relating to performance-based restricted stock unit awards represent the value of these awards assuming achievement of target performance goals.

Named Executive Officer	Death	Qualifying Termination Following a Change in Control (1)	Without Cause
Walter W. Turner
Bonus	$360,000	$505,000	$—
Cash severance	562,708	1,280,000	—
Equity vesting	1,228,208	2,818,001	—
Health and welfare	5,188	34,393	—

	$2,156,104	$4,637,394	$—

Kevin J. Fitzgerald
Bonus	$150,000	$207,635	$—
Cash severance	263,070	630,000	—
Equity vesting	494,567	1,073,008	—
Health and welfare	11,153	35,302	—

	$918,790	$1,945,945	$—

Steven R. Lacy
Bonus	$150,000	$211,500	$150,000
Cash severance	77,941	652,320	913,998
Equity vesting	515,217	1,119,014	—
Health and welfare	4,364	35,734	35,776

	$747,522	$2,018,568	$1,099,774

Thomas D. Loadman
Bonus	$148,813	$121,439	$—
Cash severance	175,981	516,000	—
Equity vesting	274,330	594,305	—
Health and welfare	9,213	33,126	—

	$608,337	$1,264,870	$—

Brian H. McCurrie
Bonus	$150,000	$207,500	$150,000
Cash severance	61,879	631,992	668,453
Equity vesting	469,322	1,053,676	—
Health and welfare	3,394	35,358	37,400

	$684,595	$1,928,526	$855,853

(1)	The total amount payable in the event one of our named executive officers is terminated as a result of a change in control is limited by Section 280G of the tax code, which results in a cutback in the amount of $120,088 for Mr. Turner.

Director Compensation

We have adopted a standard arrangement to compensate each of our non-employee directors. In 2009, each non-employee director received the following:

•	an annual cash payment of $45,000 (prorated for new directors serving less than 12 months);

•	a supplemental annual cash payment of $30,000 payable to non-executive chairman;

•	the audit committee chair received an additional annual cash payment of $10,000;

•

the management development and compensation committee chair, the nominating and corporate governance committee chair and the safety, health and environmental committee chair each received an additional annual cash payment of $5,000;

•	an annual equity award of 3,000 shares of unrestricted stock under our 2005 Long Term Incentive Plan;

•	a supplemental committee meeting attendance fee of $1,000 payable on a per meeting basis to committee members for any committee meetings in excess of six per year per committee; and

•	a supplemental board meeting attendance fee of $1,000 payable for each board meeting in excess of six per year.

We also reimburse directors for their out-of-pocket expenses incident to their service on the board and in connection with attendance at board meetings and the annual meeting of shareholders.

With respect to the annual equity award, if a new, non-employee director is elected on or within 180 days of the date of our most recent annual meeting, the new director will receive 3,000 shares of our stock upon his or her election. If a new, non-employee director is elected after 180 days of the date of our most recent annual meeting, the new director will receive 1,500 shares of our stock upon his or her election. Whether the new, non-employee director receives 3,000 or 1,500 shares of our stock, the new director will be entitled to receive a full award of 3,000 shares of our stock at the first annual meeting following the election of the director.

The table below provides information concerning the compensation of our directors for 2009. Mr. Turner, who is also a named executive officer, is not included in the following table because his compensation is included in the Summary Compensation Table and he did not receive additional compensation as a director.

The committee decided to recommend no changes to the board’s compensation for 2010.

Name	Fees Earned or Paid in Cash		Stock Awards (1)	Total

David M. Hillenbrand	$76,000	(2)	$58,260	$134,260

Cynthia A. Baldwin	51,000	(3)	58,260	109,260

Sharon Feng	32,531	(4)	58,260	90,791

Christian L. Oberbeck	5,425	(5)	—	5,425

Albert J. Neupaver	18,370	(6)	85,710	104,080

James C. Stalder	57,000	(7)	58,260	115,260

Clayton A. Sweeney	17,284	(8)	—	17,284

Stephen R. Tritch	29,281	(9)	58,260	87,541

T. Michael Young	52,000	(10)	58,260	110,260

(1)	On May 6, 2009, each non-management member of the board of directors (other than Mr. Oberbeck, who resigned from our board on February 13, 2009 and Mr. Sweeney, who retired from our board on May 6, 2009 and Mr. Neupaver, who became a member of our board on August 5, 2009) was granted 3,000 shares of common stock. The amounts in this column relating to the May 6, 2009 awards represent the grant date fair value of that grant, which is determined by multiplying the shares granted by $19.42 per share, the closing stock price on May 6, 2009. The amount in this column relating to Mr. Neupaver’s August 5, 2009 award represents the grant date fair value of that grant, which is determined by multiplying the shares granted by $28.57 per share, the closing stock price on August 5, 2009. These award grant date fair values have been determined using the assumptions underlying the valuation of equity awards set forth in note 7 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

(2)	In addition to the annual payment of $45,000, Dr. Hillenbrand also received an additional $30,000 for serving as chair of the board and 1,000 for meeting fees.

(3)	Ms. Baldwin received an annual payment of $45,000, an additional $5,000 for serving as chair of the nominating and corporate governance committee and $1,000 in meeting fees.

(4)	Ms. Feng (who became a member of our board on May 6, 2009) received a prorated amount of the annual payment in the amount of $29,281 and an additional prorated amount of $3,250 for serving as chair of the safety, health and environmental committee.

(5)	Mr. Oberbeck (who resigned from our board on February 13, 2009) received a prorated amount of the annual payment in the amount of $5,425.

(6)	Mr. Stalder received an annual payment of $45,000, an additional $10,000 for serving as chair of the audit committee and $2,000 for meeting fees.

(7)	Mr. Neupaver (who became a member of our board on August 5, 2009) received a prorated amount of the annual payment in the amount of $18,370.

(8)	Mr. Sweeney (who retired from our board on May 6, 2009) received a prorated amount of the annual payment in the amount of $15,534 and an additional prorated amount of $1,750 for serving as chair of the safety, health, and environmental committee.

(9)	Mr. Tritch (who became a member of our board on May 6, 2009) received a prorated amount of the annual payment in the amount of $29,281.

(10)	Mr. Young received an annual payment of $45,000 and an additional $5,000 for serving as chair of the management development and compensation committee and $2,000 in meeting fees.

TRANSACTIONS WITH RELATED PERSONS

Policy Regarding Review of Related Party Transactions

The audit committee’s charter provides that the audit committee is responsible for reviewing and approving, or requesting review and approval by the board of, all proposed transactions with persons and entities that are considered to be “related persons” (as described below) which would be required to be disclosed by us in the proxy statement for our annual meeting and certain other filings in accordance with rules promulgated by the SEC (which we refer to as “reportable related party transactions”). We have not adopted a written policy with respect to the audit committee’s or the board’s review, approval or ratification of reportable related party transactions. However, we are prohibited under the indenture governing our senior debt obligations from engaging in certain transactions with, or for the benefit of, our affiliates as described below.

Our indenture prohibits us from entering into any transactions with, or for the benefit of, our affiliates, unless:

•	the terms of the transaction are no less favorable to us than we could obtain in an arms-length transaction with a non-affiliate;

•

if the transaction involves an amount over $10 million, the board has made a determination that the terms are no less favorable to us than we could obtain in an arms-length transaction with a non-affiliate and have approved the transaction by a resolution of the board; and

•

if transaction involves an amount over $25 million, the board has received a written opinion from an independent financial advisor stating that the transaction is fair from a financial standpoint to the holders of our senior notes.

Some transactions have been carved out from these restrictions and are permitted even without meeting the conditions noted above. These include, among others:

•	loans or advances in the aggregate amount outstanding at any one time of $5 million or less to employees in the ordinary course of business in accordance with our past practices;

•

the payment of customary director, officer and employee compensation (including bonuses) and other benefits and indemnification arrangements, and agreements to register securities of directors, officers employees or other affiliates, provided such arrangements are approved by our board;

•	the issuance or sale of our capital stock (other than certain disqualified stock); and

•

any agreement in effect before December 1, 2009, and any amendments, renewals or replacements of these agreements (as long as the amendments, renewals or replacements are no less disadvantageous to the holders of our senior notes when taken as a whole as compared to the original agreement).

Our reportable related party transactions described below either fall within one of these exceptions or were arms-length transactions involving amounts less than $5 million and were approved by our non-employee disinterested directors.

Related Party Transactions in 2009

Relationship with Legal Counsel

Schnader Harrison Segal & Lewis LLP provided counsel to us during 2009. Clayton A. Sweeney, a shareholder and former director, is also counsel to Schnader Harrison Segal & Lewis LLP. During 2009, we paid a total of approximately $19,000 in legal fees to this firm.

Chief Executive Officer’s Purchase of Company Bonds

On December 1, 2009, Mr. Turner, our chief executive officer, purchased $500,000 of Koppers Inc.’s 7.875% Senior Notes due 2019 (the “Senior Notes”) at the offering price of 98.311 percent, or $491,555. The offering price for this purchase represents the same offering price paid by the purchasers for the remaining $295.0 million of Senior Notes. The largest aggregate amount of principal outstanding during 2009 was $500,000 and the amount outstanding as of March 31, 2010 was $500,000. No amount of the principal and no amount of interest was paid during 2009. The Senior Notes will mature on December 1, 2019 and will bear interest at a rate of 7.875% per annum, payable semi-annually on December 1 and June 1 of each year, beginning on June 1, 2010. Interest will accrue from December 1, 2009. Mr. Turner purchased the Senior Notes on the same terms and conditions as purchasers for the remaining $295.0 million of Senior Notes.

AUDITORS

The audit committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the year 2010. We have engaged Ernst & Young LLP for many years to audit our annual financial statements and to perform audit-related and tax services. Representatives of Ernst & Young LLP are expected to be present at our annual meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to your appropriate questions.

During 2009 and 2008, we retained Ernst & Young LLP to provide services in the following categories and amounts. Amounts represent fees and services rendered from January through December of the respective fiscal year notwithstanding when the fees and expenses were billed.

(Dollars in thousands)	2009	2008
Audit fees (1)	$1,656	$1,621
Audit-related fees (2)	483	63
Tax fees (3)	144	95
All other fees	—	—

	$2,283	$1,779

(1)	Fees related to professional services rendered for the audits of our consolidated financial statements, quarterly reviews of the financial statements included in our Quarterly Reports on Form 10-Q, audit of internal control over financial reporting and services related to various registration statements.

(2)	Fees related to services related to business disposition, due diligence services related to a potential acquisition and assurance and related services associated with employee benefit plan and other audits and assistance with international accounting matters.

(3)	Fees related to services related to tax compliance, international tax advisory services and tax planning, including tax planning for a potential acquisition.

In February 2007, our audit committee adopted a written pre-approval policy, which requires the audit committee to generally pre-approve or specifically pre-approve all audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditor. Any pre-approvals made by the audit committee must specify the services covered by such pre-approvals in reasonable detail.

All proposals to engage the independent auditor to perform services that have been generally pre-approved by the audit committee will be submitted to the chief financial officer and must include a description of the services to be rendered that is sufficiently detailed so that management will not be called upon to make a judgment about whether the services are pre-approved.

Proposals to engage the independent auditor to provide services that require specific approval by the audit committee will be submitted to the committee by both the independent auditor and the chief financial officer.

The audit committee has designated our internal auditor to monitor the performance of all services provided by the independent auditor, to determine whether such services are in compliance with this policy and to report to the audit committee on a periodic basis on the results of its monitoring.

All generally pre-approved services may not extend for more than one year, unless the audit committee specifically provides for a different period.

The chairman of the audit committee has been delegated the authority by the audit committee to pre-approve proposed services by the independent auditor when the entire audit committee is unable to do so. The chairman must report all such pre-approvals to the audit committee at the next audit committee meeting.

The members of the audit committee believe they have performed their oversight responsibilities with diligence and care but believe it is important to note that in their capacity as members of our board of directors and audit committee, they are not professionally engaged in the practice of auditing or accounting.

The services performed by Ernst & Young in 2009 were pre-approved in accordance with the audit committee pre-approval procedures. In so doing, the audit committee determined that the provision of these services is compatible with maintaining the independence of our independent auditor.

EQUITY COMPENSATION PLANS

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	641,376	(1)	8.94	1,482,251	(2)

(1)	Includes shares of our common stock that may be issued pursuant to outstanding options, time-based restricted stock units and performance-based restricted stock units awarded under our 2005 Long Term Incentive Plan.

(2)	Includes shares of our common stock that remain available for issuance under our 2004 Restricted Stock Unit Plan and our 2005 Long Term Incentive Plan.

PROXY ITEM 2 — PROPOSAL TO APPROVE OUR AMENDED AND

RESTATED 2005 LONG TERM INCENTIVE PLAN

General

Our 2005 Long Term Incentive Plan (the “Plan”) governs the award and payment of cash and equity awards to our employees (including executive officers), independent consultants and non-employee directors. On March 16, 2010 our board of directors approved an amended and restated Plan, subject to shareholder approval at our annual meeting of shareholders. The primary purpose for the amendment and restatement and the request for shareholder approval at this time is to ensure that certain payments made under the Plan will continue to qualify as “performance-based” compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below. Our board of directors also approved a number of miscellaneous modifications to the Plan, as described below.

Discussion of the Purpose of this Proposal

The principal reason for submitting this proposal to our shareholders at the annual meeting arises under Section 162(m) of the Code. Shareholder approval of the Plan, including specified performance goals, is necessary to permit the award of compensation that qualifies as “performance-based” under Section 162(m). Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year with respect to its chief executive officer and the three other highest paid named executive officers of the company (not including the company’s chief financial officer) (“covered officers”). Payments that qualify as “performance-based” in accordance with conditions specified under Section 162(m) are exempt from this limitation. Accordingly, shareholder approval of this proposal will assure that any deductions to which the company would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered officer imposed under Section 162(m). In addition, any deductions to which the company would otherwise be entitled upon the payment of cash bonuses or the settlement of performance shares or performance units will also not be subject to the $1 million deduction limitation to the extent the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones discussed below under the heading “Performance Bonuses and Long-Term Performance Awards.”

The Plan was originally adopted by our board of directors and approved by our shareholders on December 7, 2005, which was prior to our initial public offering. Because the Plan was adopted and approved prior to our initial public offering, we have been permitted to award compensation under the Plan that has qualified as “performance-based” compensation pursuant to a Section 162(m) transition rule. However, we cannot rely on this Section 162(m) transition rule following the date of the 2010 annual meeting. Accordingly, shareholder approval of the amended and restated Plan at our annual meeting of shareholders is necessary in order to allow us to continue to grant “performance-based” compensation under Section 162(m).

Our board of directors believes that it is in the best interests of the company and its shareholders to continue to ensure that, where possible, awards made to its covered officers are deductible by the company for federal income tax purposes. The specific portions of the Plan that were amended in order to comply with Section 162(m) are described under the headings “Limitations on Awards” and “Performance Bonuses and Long-Term Performance Awards.”

The other principal changes that will be effected by the amended and restated Plan upon shareholder approval may be summarized as follows:

•	The term of the Plan will be extended from November 30, 2015 to March 15, 2020.

•

Our board of directors may appoint a special award committee of one or more executive officers to administer the Plan with respect to eligible employees other than members of such committee and our executive officers.

•

Any accrued dividends or dividend equivalents on performance-based awards will not vest or be paid out unless the applicable performance goals for the underlying awards are attained and will be cancelled if such performance goals are not achieved.

•

No out-of-the-money options or stock appreciation rights may be cashed out without shareholder approval. Such prohibition will be in addition to the pre-existing provision of the Plan that precludes the repricing of outstanding options and stock appreciation rights without shareholder approval.

•

There will be express authorization for certain adjustments to outstanding awards upon a change in control transaction, including the conversion of performance-based awards into service-only vesting awards upon their assumption in a change in control transaction effected prior to the completion of the applicable performance period.

•	Awards granted pursuant to the Plan on or after March 16, 2010 will be subject to the terms of any recoupment or clawback policy we adopt.

•

The plan administrator will have the authority to provide for the automatic exercise of a vested stock option or stock appreciation right with an exercise or base price per share that is less than the fair market value of a share of our common stock on the last day of the award term.

Should the amended and restated Plan not be approved by the shareholders, then the changes to the Plan will not be implemented and the Plan, as in effect prior to the amendment and restatement, will continue in full force and effect until the Plan’s originally scheduled November 30, 2015 expiration date or any earlier termination date in accordance with the provisions of the Plan.

Material Terms of the Plan

A summary of the material features of the Plan is set forth below. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix A to this proxy statement.

General.  The purposes of the Plan are to provide selected individuals in our service or the service of our subsidiaries and selected affiliates with the opportunity to acquire a proprietary interest in our growth and performance, to generate an increased incentive to contribute to our future success and to enhance our ability and that of our subsidiaries and affiliates to attract and retain qualified individuals.

Awards.  The Plan provides for the grant to eligible persons of stock options, stock appreciation rights, restricted stock, restricted stock units (or RSUs), performance shares, performance awards, dividend equivalents and other stock-based awards, which we refer to collectively as the awards. As of March 23, 2010, the fair market value of a share of our common stock was $28.30.

Eligibility.  Individuals eligible to participate in the Plan (“participants”) include officers and employees, non-employee board members and consultants in our service or the service of our subsidiaries or selected affiliates. However, an employee who is a member of a collective bargaining unit will not be eligible to receive an award under the Plan, unless the collective bargaining agreement covering that employee allows for his or her participation in the Plan.

As of March 23, 2010 approximately 615 employees (including 12 executive officers) and 10 non-employee board members would have been eligible to participate in the Plan.

Administration.  The Plan will be administered primarily by our management development and compensation committee. However, our board of directors may appoint a secondary committee of two or more board members to grant awards under the Plan to individuals other than executive officers and non-employee board members. In addition, our board of directors may appoint a special award committee of one or more executive officers to administer the Plan with respect to eligible employees other than members of such committee and our executive officers. Each committee acting within the scope of its administrative jurisdiction under the Plan will determine, among other things, which eligible individuals will receive awards, the types of awards to be received and the terms and conditions thereof and will have authority to make any other determination or take any other action that it deems necessary or desirable for such administration. The term “plan administrator” as used in this plan summary will mean our management development and compensation committee, the secondary committee or the special award committee, to the extent each such committee is acting within its administrative jurisdiction under the Plan.

Share Reserve.  2,089,447 shares of our common stock have been reserved for issuance under the Plan. In no event, however, may more than 1,193,970 shares be issued pursuant to option grants under the Plan which are intended to be incentive stock options under the federal tax laws. All of these share amounts will be subject to anti-dilution adjustments in the event of certain changes in our capital structure, as described below.

Shares subject to outstanding awards will be available for subsequent issuance under the Plan to the extent those awards expire, terminate or are cancelled or forfeited for any reason prior to the issuance of the underlying shares. Restricted stock issued under the Plan and subsequently forfeited or otherwise repurchased by us, at a price per share not greater than the original issue price paid per share, will be added back to the share reserve. The Plan also contains a series of net counting provisions to assure that the share reserve will only be reduced by the net number of shares actually issued in connection with certain transactions, such as the exercise of stock appreciation rights, the delivery of shares in payment of the exercise price of outstanding options and the withholding of shares otherwise issuable under the Plan in satisfaction of applicable withholding taxes.

Limitations on Awards.  Awards made under the Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m):

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The maximum number of shares for which stock option and stock appreciation right awards may be made to a participant in any calendar year shall not exceed three hundred thousand (300,000) shares in the aggregate; provided, however, that for the calendar year in which a person first commences employment with us, the foregoing limitation shall be increased to five hundred thousand (500,000) shares;

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For any performance award denominated in terms of shares (whether payable in shares, cash or a combination of both), the maximum number of shares for which such award may be made to a participant shall be limited to one hundred fifty thousand (150,000) shares per each twelve (12)-month period included within the applicable performance period for that award, with any such performance cycle limited to a maximum duration of sixty (60) months and with pro-ration based on the foregoing for any period of less than twelve (12)-months included in the applicable performance cycle; and

•

For any award denominated in terms of dollars (whether payable in cash, shares or a combination of both), the maximum dollar amount for which such award may be made to a participant shall be limited to two million five hundred thousand dollars ($2,500,000) per each twelve (12)-month period included within the applicable performance cycle for that award, with any such performance cycle limited to a maximum duration of sixty (60) months and with pro-ration based on the foregoing for any period of less than twelve-months included in the applicable performance cycle.

Performance Bonuses and Long-Term Performance Awards.  Our management development and compensation committee is authorized to grant performance bonuses and long-term performance awards under the Plan that are intended to qualify as performance-based compensation for purposes of Section 162(m). A performance bonus is an award denominated in cash or shares and that is paid solely on account of the attainment of one or more specified performance targets in relation to one or more performance measures identified below. A long-term performance award may be structured as an award of restricted stock, RSUs or performance units.

Within the earlier of (i) 90 days after the commencement of a performance cycle and (ii) the first twenty-five percent (25%) of the performance cycle, and while the attainment of the applicable performance measures remains substantially uncertain (the “Determination Period”), our management development and compensation committee must determine the Participants who will be eligible to receive a performance bonus or a long-term performance award under the Plan for the performance cycle.

Within the Determination Period our management development and compensation committee must fix and establish in writing (A) the performance measures that will apply to that performance cycle; (B) with respect to performance bonuses and performance units, the target amount payable to each participant; (C) with respect to RSUs and restricted stock, the target vesting percentage for the shares subject to the award; and (D) the criteria for computing the amount that will be paid with respect to each level of attained performance. Our management development and compensation committee must also set forth the threshold level of performance, based on objective factors, that must be attained during the performance cycle before any performance bonuses and long-term performance awards will vest and become payable and the percentage of the target amount (with respect to performance bonuses and performance units) or the percentage of each award (with respect to RSUs and restricted stock) that will vest and become payable upon attainment of various levels of performance that equal or exceed the required threshold level.

Our management development and compensation committee may select as the performance measure for a performance cycle any one or combination of the following company measures, as interpreted by the committee, which measures (to the extent applicable) will be determined in accordance with United States generally accepted accounting principles: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings or operating income before interest and taxes and/or charges for stock-based compensation (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) market price of the company’s common stock; (vi) return on equity or average shareholder equity; (vii) total shareholder return or growth in total shareholder return, either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) cash flow or cash flow per share (before or after dividends); (xviii) market share; (xix) collections and recoveries, (xx) debt reduction, (xxi) litigation and regulatory resolution goals, (xxii) expense control goals, (xxiii) budget comparisons, (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) productivity goals; (xxvi) workforce management and succession planning goals; (xxvii) economic value added, (xxviii) measures of customer satisfaction, (xxvix) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the company’s revenue or profitability or enhance its customer base; (xxx) mergers and acquisitions; and (xxxi) other similar criteria consistent with the foregoing.

Our management development and compensation committee may, in its discretion, select performance measures that measure the performance of the company or one or more business units, divisions or subsidiaries of the company. Our management development and compensation committee may select performance measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

Our management development and compensation committee in its discretion, may, on a case-by-case basis, reduce, but not increase, the bonus amount or the amount of long-term performance awards payable to any participant with respect to any given performance cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of shares payable to any other participant.

No performance bonus or long-term performance award will vest until our management development and compensation committee certifies in writing the level at which each applicable performance measure has been attained for the performance cycle. In determining the level of attainment of each such performance measure, the committee may, in its discretion, exclude any extraordinary or nonrecurring items, as determined in accordance with United States generally accepted accounting principles, certain changes in our capital structure and the cumulative effect of changes in the law, regulations or accounting rules, and may determine not later than the end of the Determination Period to exclude one or more of the following items, each determined in accordance with United States generally accepted accounting principles (to the extent applicable) and as identified in our financial statements, notes to the financial statements or discussion and analysis of management: (A) asset impairments or write-downs; (B) litigation expenses, judgments, verdicts and settlements; (C) accruals for reorganization and restructuring programs; (D) the income, gain or loss attributable to the operations of any business acquired by us; (E) the income, gain or loss attributable to one or more business operations or the assets thereof that are the subject of divestiture during the applicable performance cycle; (F) the effect of foreign currency fluctuations or changes in exchange rates and (G) expenses incurred in connection with a refinancing of our debt.

Performance bonuses and performance units will be paid in cash or shares, as determined by the committee; performance based RSUs and restricted stock will be paid in shares. Performance awards will be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the company’s fiscal year) in which such performance bonuses are no longer subject to a substantial risk of forfeiture, except to the extent that a participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement that complies with the applicable requirements of Section 409A of the Code, in which case the terms of such arrangement shall govern.

Performance awards will automatically terminate if the performance measures established for the performance award are not attained or satisfied. Our management development and compensation committee may in its discretion waive the cancellation and termination of one or more performance awards which would otherwise occur upon the cessation of the participant’s service or the non-attainment of the performance objectives applicable to the performance bonus, but only in the event of the participant’s death or permanent disability or in connection with certain changes in control of the company. Any such waiver shall result in the immediate vesting of the participant’s interest in the performance award as to which the waiver applies.

Stock Options.  Incentive stock options, or ISOs, which are intended to qualify for special tax treatment in accordance with the federal tax laws, and nonqualified stock options, which are not intended to qualify for special tax treatment under the Code, may be granted under the Plan. The plan administrator is authorized to set the terms of each option grant it makes under the Plan, including the exercise price and the time and method of exercise. However, the exercise price will not be less than the fair market value of our common stock on the grant date, and the option term may not exceed ten years.

Stock Appreciation Rights.  Two types of stock appreciation rights may be issued:

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Tandem stock appreciation rights which provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

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Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in shares of our common stock or in cash.

Restricted Stock and RSUs.  Awards of restricted stock and RSUs will be subject to such restrictions on transferability and other restrictions, if any, as the plan administrator may impose. Such restrictions will lapse under circumstances as the plan administrator may deem appropriate, including, without limitation, upon the completion of a specified period of continued employment or the attainment of pre-established performance objectives. However, for awards of restricted stock and RSUs that vest solely on the basis of service, the vesting period must not be less than three years. Except as otherwise determined by the plan administrator, eligible participants granted restricted stock will have all of the rights of a shareholder, including the right to vote restricted stock and receive dividends thereon. Unvested restricted stock and RSUs will be forfeited upon termination of employment during the applicable restriction period, unless the plan administrator decides to waive, in whole or in part, any or all remaining restrictions.

Performance Shares and Performance Units.  The plan administrator is authorized to grant performance awards which (i) may be denominated or payable in cash, stock, other securities, other awards or other property and (ii) confer on the holder thereof rights valued as determined by the plan administrator and payable to, or exercisable by, the holder of the performance award, in whole or in part, upon the achievement of such performance goals during such performance periods as the plan administrator may establish. Subject to the terms of the Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award will be determined by the plan administrator, provided that a performance period must be at least one year except upon a change of control. Any accrued dividends or dividend equivalents on performance-based awards will not vest or be paid out unless the applicable performance goals for the underlying awards are attained and will be cancelled if such performance goals are not achieved.

Changes in Control.  In the event we experience a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the Plan unless otherwise provided under the terms of the award:

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Each outstanding option or stock appreciation right will automatically accelerate in full upon the change in control, if that option or stock appreciation right is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested shares subject to the option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares.

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All unvested shares will immediately vest upon a change in control, except to the extent the forfeiture provisions and other restrictions applicable to those shares are to be continued in effect pursuant to the terms of the change in control transaction. Each outstanding restricted stock unit or other stock-based award under the stock issuance program will vest as to the number of shares of our common stock subject to such unit or award upon the occurrence of the change in control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect.

•

The plan administrator will have complete discretion to grant one or more options or stock appreciation rights which will become exercisable as to all the underlying shares immediately upon the change in control or upon the individual’s termination of service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. The vesting of outstanding shares and the vesting and issuance of the shares of common stock subject to outstanding restricted stock units or other stock-based awards may also be structured to accelerate upon similar terms and conditions.

A change in control will be deemed to occur in the event (a) we are acquired by merger or asset sale, (b) any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing more than fifty percent (50%) of the total combined voting power of our securities, (c) there is a change in the majority of our board of directors over a consecutive two-year period as a result of one or more contested elections for board membership, (d) securities possessing more than twenty percent (20%) of the total combined voting power of our outstanding securities are acquired pursuant to a hostile tender offer or (e) there is a sale of all or substantially all of our assets.

Special Tax Election.  The plan administrator may provide one or more award holders with the right to have us withhold a portion of the shares otherwise issuable to those individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise, vesting or settlement of those awards.

Capital Structure Adjustments.  In the event that our management development and compensation committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our common stock or our other securities, issuance of warrants or other rights to purchase our common stock or our other securities, or other similar corporate transaction or event affects our common stock such that an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then our management development and compensation committee will make equitable adjustments to (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards under the Plan, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, (iii) the grant, purchase or exercise price with respect to any award, or, if the human resources and compensation committee deems it appropriate, make provision for a cash payment to the holder of an outstanding award, (iv) the maximum number of shares or other securities which may be issued pursuant to ISOs and (v) the maximum number of shares or other securities for which any one participant may be granted awards per calendar year.

Amendments to the Plan.  Our board of directors (or any authorized committee thereof) may amend or modify the Plan at any time. However, no such amendment or modification may adversely affect the rights and obligations with respect to any outstanding award unless the participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded.

Amendments to Awards.  The plan administrator may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised award. However, the participant’s consent will be required with respect to any suspension, discontinuation or termination of an award or any amendment or alteration, that would impair the rights of such participant thereunder.

Effective Date and Term.  The Plan originally became effective on December 7, 2005. The Plan was amended and restated on March 16, 2010, subject to shareholder approval at the 2010 annual meeting. The Plan will terminate as to future awards on March 15, 2020.

Summary of Federal Income Tax Consequences

The following is a summary of the Federal income taxation treatment applicable to the company and the participants who receive awards under the Plan.

Option Grants.  Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the company’s taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock Awards.  The recipient of unvested shares of common stock issued under the Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the company’s taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units.  No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Cash Awards.  The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Units.  No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights.  No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation.  The company anticipates that any compensation deemed paid by it in connection with the exercise of non-statutory options or stock appreciation rights or the disqualifying disposition of incentive stock option shares will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of the company’s executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the Plan will remain deductible by the company without limitation under Section 162(m). However, any compensation deemed paid by the company in connection with performance bonuses or long-term performance awards or will be subject to the $1 million limitation, unless the issuance of shares or cash under such awards is tied to the attainment of one or more of the performance milestones described above.

Accounting Treatment

The accounting principles applicable to awards made under the Plan may be summarized in general terms as follows:

Pursuant to the accounting standards under FASB Accounting Standards Codification Topic 718, the company will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units and all other stock-based awards under the Plan. Accordingly, stock options and stock appreciation rights which are granted to the company’s employees and non-employee board members and payable in shares of the company’s common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against the company’s reported earnings over the requisite service period. For shares issuable upon the vesting of restricted stock units awarded under the Plan, the company will be required to amortize over the requisite service period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to the company’s reported earnings ratably over the requisite service period. Such accounting treatment for restricted stock units and direct stock issuances will generally be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested stock bonus will result in an immediate charge to the company’s earnings equal to the fair market value of the bonus shares on the issuance date.

For performance units awarded under the Plan, the company will be required to amortize the dollar value of those units (whether eventually settled in cash or shares of the company’s common stock) over the applicable performance period and any subsequent service vesting period. Dividends or dividend equivalents paid on vested awards will be charged against the company’s retained earnings. However, if the award holder is not required to return the dividends or dividend equivalents paid on unvested shares underlying an outstanding award if that award is subsequently forfeited, the dividends or dividend equivalents paid on any such award that does not vest will be recognized by the company as additional compensation cost.

Finally, it should be noted that the compensation expense accruable for performance-based awards under the Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of the company’s common stock) under FASB Accounting Standards Codification Topic 718.

Availability of Plan Document

The full text of the amended and restated 2005 Long Term Incentive Plan is included as Appendix A to this proxy statement.

New Plan Benefits

In order to qualify certain executive officer bonuses for the 2010 year as performance-based for purposes of Section 162(m), on March 16, 2010 the management development and compensation committee approved a 2010 bonus program, contingent upon the approval of the amended and restated 2005 Long Term Incentive Plan by the shareholders. The management development and compensation committee designated certain executives as eligible to receive a performance bonus under the program for the 2010 calendar year and established in writing the performance measure for computing the target amount that would become payable for the 2010 calendar year upon attainment of the performance measure. The actual amount of any 2010 performance bonus is not presently determinable because the actual amount to be paid pursuant to the program to each participant depends on the attainment of the applicable performance measure and the ability of the management development and compensation committee, in its discretion, to reduce the amount of the awards.

The following table shows the awards granted in 2009 to all executive officers (including the named executive officers) as a group and to all non-executive officer employees as a group under the 2005 Long Term Incentive Plan. The awards granted to our named executive officers individually are set forth in the Grants of Plan-Based Awards Table above.

Name and Position	Stock Options		Restricted Stock Units	Annual Bonus/ Incentive
	Number of Shares	Exercise Price
Walter W. Turner President and Chief Executive Officer	46,600	$15.26	44,037	$360,000

Kevin J. Fitzgerald Senior Vice President, Global Carbon Materials & Chemicals, Koppers Inc.	15,291	$15.26	14,449	$150,000

Steven R. Lacy Senior Vice President, Administration, General Counsel and Secretary	15,832	$15.26	14,962	$150,000

Thomas D. Loadman Vice President and General Manager, Railroad Products and Services, Koppers Inc.	8,391	$15.26	7,930	$148,813

Brian H. McCurrie Vice President and Chief Financial Officer	15,339	$15.26	14,495	$150,000

All executive officers as a group	142,704	$15.26	138,226	$1,490,701

All non-executive officer employees as a group	—	$—	76,628	$2,600,299

As further described in the “Director’s Compensation” section above, each of our non-management directors will receive, shortly after the 2010 annual meeting, an annual award of 3,000 fully-vested shares of our common stock as compensation for board service for 2010. The following table sets forth the aggregate amounts of these awards to our non-executive directors.

Name and Position	Number of Units
Non-executive director group (7)	21,000 shares of unrestricted stock

Board Recommendation

Our board of directors believes that the adoption of the amended and restated 2005 Long Term Incentive Plan will enable the company to continue to provide significant equity-based incentives to employees, non-employee directors and consultants who are expected to contribute materially to the company’s future success, while allowing the company to award performance-based compensation that is not subject to the $1 million annual deduction limitation under Section 162(m). Accordingly, our board of directors unanimously recommends approval of the amended and restated 2005 Long Term Incentive Plan by our shareholders.

Approval of the adoption of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by the holders of common stock voting in person or by proxy. Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast. Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

The board recommends that you vote “FOR” the proposal to approve our amended and restated 2005 Long Term Incentive Plan.

PROXY ITEM 3 — PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to vote on a proposal by the audit committee to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Adoption of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010 requires the affirmative vote of a majority of votes cast on the proposal at the annual meeting by the holders of our common stock voting in person or by proxy at the annual meeting.

If the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010 is not ratified, the audit committee will reconsider its selection.

The board recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership of our stock. Directors and officers must furnish us with copies of these reports. We also assist our executive officers and directors with fulfilling these requirements based on information provided by our executive officers and directors and obtained from our internal records. Based on our review of the forms and directors and executive officers’ representations, we believe all directors and executive officers complied with the requirements in 2009.

Shareholder Proposals for the Next Annual Meeting

If you would like to have a shareholder proposal included in our proxy statement and proxy card for our 2011 annual meeting, your shareholder proposal must be received by our corporate secretary on or before December 1, 2010. If your proposal is not included in our proxy statement and proxy card for our 2011 annual meeting and you intend to present business for consideration at the 2011 annual meeting, you must comply with the requirements set forth in the following paragraph.

If you intend to present business for consideration at our 2011 annual meeting, you must give notice to our corporate secretary in accordance with Section 3.02 of our Bylaws (which are available on our website at www.koppers.com under “Corporate Governance”) and such business must otherwise be a proper matter for shareholder action. Your notice must be received by our corporate secretary no later than ten days after the meeting is first publicly announced in order to be timely given.

The proposal must set forth the following:

•	The name and address of the shareholder and the beneficial owner;

•	The class and number of shares owned by the shareholder and the beneficial owner;

•	A representation that the shareholder is the beneficial owner of stock entitled to vote at the annual meeting;

•	A representation that the shareholder intends to be present at the meeting in person or by proxy to present the proposal; and

•	A brief description of the proposal, the reasons for making the proposal and the interest of the shareholder (or person on whose behalf the shareholder is acting) in the proposal.

By Order of the Board of Directors

Steven R. Lacy

Senior Vice President, Administration,

General Counsel and Secretary

March 31, 2010

KOPPERS HOLDINGS INC.

2005 LONG TERM INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE MARCH 16, 20101

as Submitted for Shareholder Approval

Section 1. Purpose

The purposes of the Koppers Holdings Inc. 2005 Long Term Incentive Plan (the “Plan”) are to encourage selected individuals in the service of Koppers Holdings Inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals.

Section 2. Definitions

As used in the Plan:

(a)	“Affiliate” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest as determined by the Committee.

(b)	“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.

(c)	“Award Agreement” means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” shall have the meaning assigned to such term in Section 9(a).

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” means a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is (i) qualified as a “Non-Employee Director” as contemplated by the Section 16 Rules and as an “Outside Director” as defined in Code Section 162(m) and any regulations promulgated thereunder and (ii) satisfies the independence standards established for compensation committee members by the Stock Exchange serving at the time as the primary market for the Company’s common stock. Such Committee may from time to time be hereinafter referred to as the “Primary Committee.” The term “Committee” shall also mean any Secondary Committee, to the extent such Secondary Committee acts within its administrative jurisdiction under the Plan.

[1]	All share numbers in the Plan reflect the 3.9799 for 1 stock split effected by the Company on January 6, 2006.

(h)	“Dividend Equivalent” means any right granted under Section 6(e)(v) of the Plan.

(i)	“Employee” means any individual in the employ of the Company or any Affiliate, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(j)	“Fair Market Value” means, with respect to any property other than shares of the Company’s common stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Primary Committee. Fair Market Value means, with respect to shares of the Company’s common stock, the closing selling price per share at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving at the time as the primary market for the Company’s common stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Company’s common stock is then primarily traded. If there is no closing selling price for the Company’s common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(k)	“GAAP” means United States generally accepted accounting principles.

(l)	“Incentive Stock Option” means an option to purchase Shares granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or a successor provision thereto.

(m)	“Long Term Performance Award” means an Award made in accordance with Section 6(c)(iii) of the Plan.

(n)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Non-Qualified Stock Option” means an option to purchase Shares granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(q)	“Participant” means an Employee or other eligible individual determined under Section 5 granted an Award under the Plan.

(r)	“Performance Award” means any award granted under Section 6(c) of the Plan.

(s)	“Performance Bonus” means an award denominated in cash or Shares that is made under Section 6(c)(ii) of the Plan and that is paid solely on account of the attainment of one or more specified performance targets in relation to one or more Performance Measures.

(t)	“Performance Cycle” means, with respect to any Award that vests based on Performance Measures, the period over which the level of performance will be assessed.

(u)	“Performance Measure” means, with respect to any Performance Bonus or Long Term Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during the Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any one or combination of the following Company measures, as interpreted by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings or operating income before interest and taxes and/or charges for stock-based compensation (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) market price of the Company’s common stock; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) cash flow or cash flow per share (before or after dividends); (xviii) market share; (xix) collections and recoveries, (xx) debt reduction, (xxi) litigation and regulatory resolution goals, (xxii) expense control goals, (xxiii) budget comparisons, (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) productivity goals; (xxvi) workforce management and succession planning goals; (xxvii) economic value added, (xxviii) measures of customer satisfaction, (xxvix) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xxx) mergers and acquisitions; and (xxxi) other similar criteria consistent with the foregoing.

(v)	“Performance Unit” means an award made under Section 6(c)(iii) of the Plan and that is paid solely on account of the attainment of one or more specified performance targets in relation to one or more Performance Measures.

(w)	“Permanent Disability or Permanently Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

(x)	“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(y)	“Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(z)	“Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

(aa)	“Restricted Stock” means any Share granted under Section 6(b) of the Plan.

(bb)	“Restricted Stock Unit” means any right granted under Section 6(b) of the Plan that is denominated in Shares.

(cc)	“Secondary Committee” means a committee of two or more Board members, including Board members who are also officers or employees of the Company or any Affiliate, appointed by the Board to administer the Plan and to make Awards with respect to persons other than Section 16 Insiders.

(dd)	“Section 16 Insider” means each officer of the Company (or any Affiliate) and Board member who is subject to the short-swing trading restrictions of Section 16 of the 1934 Act.

(ee)	“Section 16 Rules” means the rules promulgated by the Securities and Exchange Commission with respect to Section 16 of the 1934 Act or any successor rules.

(ff)	“Shares” means the common stock of the Company and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(gg)	“Special Award Committee” shall mean a committee of one or more executive officers appointed by the Board to administer the Plan with respect to eligible employees other than members of such committee and Section 16 Insiders.

(hh)	“Stock Appreciation Right” means a tandem or stand-alone stock appreciation right granted pursuant to Section 6(d) of the Plan.

(ii)	“Stock Exchange” shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

(jj)	“Target Amount” means the amount of the Performance Bonus or the amount per Performance Unit that will be paid to the Participant if the Performance Measure applicable to that Performance Bonus or Performance Unit is fully (100%) attained, as determined by the Committee.

(kk)	“Target Vesting Percentage” means the percentage of each performance-based Restricted Unit or Restricted Stock Award that will vest if the Performance Measure applicable to that Performance-Based Award is fully (100%) attained, as determined by the Committee.

Section 3. Administration

The Primary Committee shall serve as the primary administrator of the Plan and in that capacity shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares or other securities or property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee;

(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; (ix) establish and interpret the various Performance Measures (or, as applicable, other performance criteria) that are to apply to the Performance Bonuses and Long Term Performance Awards made under the Plan, evaluate the level of performance over the applicable Performance Cycle, certify the level at which Performance Measures (or other performance criteria, as applicable) for that Performance Cycle has been attained and determine the amount payable with respect to those Awards based on the certified level of Performance Measure attainment; and (x) make any other determination and take any other action that it deems necessary or desirable for such administration. The Board may also establish a Secondary Committee and delegate to such committee separate but concurrent authority with the Primary Committee to exercise all of the foregoing power and authority with respect to Awards to persons other than Section 16 Insiders. In addition, administration of the Plan may, at the Board’s discretion, be vested in a Special Award Committee with authority to administer the Plan with respect to employees other than Section 16 Insiders and members of such Special Award Committee and to make Awards to such individuals under the Plan subject to such limitations and other terms and conditions as the Board shall specify from time to time. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be made by the Primary Committee or, with respect to Awards under its jurisdiction, the Secondary Committee or Special Award Committee, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participants, any holder or beneficiary of any Award, any stockholder and any employee of the Company or of any Affiliate. The powers of the Primary Committee and the Secondary Committee include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws.

Section 4. Shares Available for Awards

(a)	Shares Available. The aggregate number of Shares available for issuance under the Plan shall be 2,089,447 shares of the Company’s common stock, subject to the share counting provisions and adjustment procedures set forth in subsection (b) and (c) below. In no event may more than 1,193,970 Shares be issued pursuant to Incentive Stock Options granted under the Plan, subject to adjustment pursuant to subsection (c) below.

(b)

Share Counting. Shares subject to outstanding Options or other Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Options or Awards expire, terminate or are cancelled or forfeited for any reason prior to the issuance of the Shares subject to those Options or Awards. Restricted Stock issued under the Plan and subsequently forfeited or otherwise repurchased by the Company, at a price per share not greater than the original issue price paid per share, pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of Shares reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an Option be paid with shares of the Company’s common stock, then the authorized reserve of Shares under the Plan shall be reduced only by net number of Shares issued under the exercised Option, and not by the gross number of shares for which that Option is exercised Upon the exercise of any Stock Appreciation Right, the Share reserve shall be reduced by the net number of Shares actually issued by the Company in connection with such exercise, and not by the gross number of Shares as to which such Stock Appreciation Right is exercised. If Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an Option or Stock Appreciation Right or the issuance of fully-vested Shares (whether pursuant to Restricted Stock Units, Performance Shares or otherwise), then the number of Shares available for issuance under the Plan shall be reduced only by the net number of Shares actually issued under the exercised Option or Stock Appreciation Right or the net number of fully-vested Shares actually issued pursuant to Restricted Stock Units, Performance Shares or otherwise, calculated in each instance after any such Share withholding.

(c)	Adjustments. In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Primary Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards under Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant, purchase or exercise price with respect to any Award, or, if the Committee deems it appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the maximum number of Shares or other securities which may be issued under Section 4(a) pursuant to Incentive Stock Options, and (v) the maximum number of Shares or other securities for which any one Participant may be granted Awards pursuant to the limitations contained in Section 4(d). Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

(d)	Limitation on Awards. Notwithstanding anything contained in this Plan to the contrary, each person participating in the Plan shall be subject the following limitations:

(i) The maximum number of Shares for which Option and Stock Appreciation Right awards may be made to a Participant in any calendar year shall not exceed three hundred thousand (300,000) Shares in the aggregate; provided, however, that for the calendar year in which such person first commences employment with the Company or an Affiliate, the foregoing limitation shall be increased to five hundred thousand (500,000) Shares;

(ii) for any Performance Award denominated in terms of Shares (whether payable in Shares, cash or a combination of both) or Restricted Stock or Restricted Stock Unit Award that vests based on performance, the maximum number of Shares for which such Award may be made to a Participant shall be limited to one hundred fifty thousand (150,000) Shares per each twelve (12)-month period included within the applicable performance period or the applicable Performance Cycle for that Award, with any such Performance Cycle limited to a maximum duration of sixty (60) months and with pro-ration based on the foregoing for any period of less than twelve (12)-months included in the applicable performance period or Performance Cycle; and

(iii) for any Award denominated in terms of cash dollars (whether payable in cash, Shares or a combination of both), the maximum dollar amount for which such Award may be made to a Participant shall be limited to two million five hundred thousand Dollars ($2,500,000) per each twelve (12)-month period included within the applicable performance period or applicable Performance Cycle for that Award, with any such Performance Cycle limited to a maximum duration of sixty (60) months and with pro-ration based on the foregoing for any period of less than twelve-months included in the applicable performance period or Performance Cycle.

Section 5. Eligibility

Any Employee, including any officer or employee member of the Board, any non-employee member of the Board or the board of directors of an Affiliate, and any consultant in the service of the Company or an Affiliate shall be eligible to be designated a Participant. However, any Employee who is a member of a collective bargaining unit shall not be eligible to be designated a Participant unless the collective bargaining agreement covering that Employee allows for his or her participation in the Plan.

Section 6. Awards

(a)	Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option, except in connection with the assumption or substitution of awards in accordance with Section 424(a) of the Code.

(ii)	Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option exceed a period of ten years from the date of its grant.

(iii)	Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (but in no event shall an Option be exercisable after the expiration of ten years from the date of its grant), and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made. In addition, to the extent the Option is exercised for vested Shares at a time when the Company’s common stock is registered under Section 12(g) of the 1934 Act, the exercise price may also be paid through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on such settlement date in order to complete the sale. The Committee shall have the authority to provide, in the applicable Award Agreement, for the automatic exercise, pursuant to the foregoing sale and remittance procedure, of a vested Option with an exercise price per Share that is less than the Fair Market Value of a Share on the last day of the Option term.

(iv)	Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

(b)	Restricted Stock and Restricted Stock Units.

(i)	Issuance. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that in order for a Participant to vest in Awards of Restricted Stock or Restricted Stock Units where vesting is based solely on continued service, the Participant must remain in the employ of the Company or an Affiliate for a period of not less than three years commencing on the date of grant of the Award, subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee.

(iii)	Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and when delivered to the Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities, subject to the Company’s collection of all applicable withholding taxes.

(c)	Performance Awards.

(i)

In General. The Committee is authorized to grant Performance Awards to Participants (including, without limitation, Performance Bonuses and Long-Term Performance Awards described in Sections 6(c)(ii) and (iii)). Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee, provided that a performance period shall be at least one year, subject to Section 9 hereof.

(ii)	Performance Bonuses. The Committee is authorized to grant Performance Bonuses to Participants with the following terms and conditions, and with such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:

(a) Performance Cycles. The Committee shall establish the applicable Performance Cycle for each Performance Bonus awarded under the Plan on or before the award date.

(b) Eligible Participants. Within the earlier of (i) 90 days after the commencement of a Performance Cycle and (ii) the first twenty-five percent (25%) of the Performance Cycle, and while the attainment of the applicable Performance Measures remains substantially uncertain, the Committee shall determine the Participants who will be eligible to receive a Performance Bonus under the Plan for the Performance Cycle.

(c) Performance Measures; Targets; Award Criteria.

(i) Within the earlier of (i) 90 days after the commencement of a Performance Cycle and (ii) the first twenty-five percent (25%) of the Performance Cycle, and while the attainment of the applicable Performance Measures remains substantially uncertain, the Committee shall fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the Target Amount payable to each Participant; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the threshold level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Bonus will vest and become payable and the percentage of the target amount that will vest and become payable upon attainment of various levels of performance that equal or exceed the required threshold level.

(ii) The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount payable to any Participant with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the amount of the Performance Bonus payable to any other Participant.

(d) Payment, Certification. No Performance Bonus will vest with respect to any Participant until the Committee certifies in writing the level at which each applicable Performance Measure has been attained for the Performance Cycle. In determining the level of attainment of each such Performance Measure, the Committee may, in its discretion, exclude any extraordinary or nonrecurring items, as determined in accordance with GAAP, any event listed in Section 4(c) and the cumulative effect of changes in the law, regulations or accounting rules, and may determine not later than the earlier of (i) 90 days after the commencement of a Performance Cycle and (ii) the last day of the first twenty-five percent (25%) of the Performance Cycle, and while the attainment of the applicable Performance Measures remains substantially uncertain, to exclude one or more of the following items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management: (A) asset impairments or write-downs; (B) litigation expenses, judgments, verdicts and settlements; (C) accruals for reorganization and restructuring programs; (D) the income, gain or loss attributable to the operations of any business acquired by the Corporation; (E) the income, gain or loss attributable to one or more business operations or the assets thereof that are the subject of divestiture during the applicable Performance Cycle; (F) the effect of foreign currency fluctuations or changes in exchange rates and (G) expenses incurred in connection with a refinancing of the Company’s debt.

(e) Form and Time of Payment. Performance Bonuses shall be paid in cash or Shares, as determined by the Committee. All such Performance Bonuses shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Performance Bonuses are no longer subject to a substantial risk of forfeiture (as determined for purposes of Section 409A of the Code), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement that complies with the applicable requirements of Section 409A of the Code, in which case the terms of such arrangement shall govern.

(f) Termination/Waiver. Performance Bonuses shall automatically terminate, and no payment or other consideration shall be due the Participant, if the Performance Measures established for the Performance Bonus are not attained or satisfied. The Committee may in its discretion waive the cancellation and termination of one or more Performance Bonuses which would otherwise occur upon the cessation of the Participant’s service or the non-attainment of the performance objectives applicable to the Performance Bonus, but only in the event of the Participant’s death or Permanent Disability or as otherwise provided in Section 9(b). Any such waiver shall result in the immediate vesting of the Participant’s interest in the Performance Bonus as to which the waiver applies. The amount of any Performance Bonus denominated in dollars as to which such waiver applies shall be appropriately discounted, in accordance with the applicable requirements of the Section 162(m) of the Code and the Treasury Regulations thereunder, to reflect the time value of money in the event such

Performance Bonus is to be paid prior the applicable payment date determined in accordance with Section 6(c)(ii)(e) above.

(g) Section 162(m) of the Code. It is the intent of the Company that Performance Bonuses awarded be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 6(c)(ii) be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Performance Bonuses. If any provision of this Plan or any Performance Bonus would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(iii)	Long Term Performance Awards. The Committee may grant Long Term Performance Awards under the Plan in the form of Performance Units, Restricted Stock Units or Restricted Stock to any Participant who the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a) Performance Cycles. The Committee shall establish the applicable Performance Cycle for each Long Term Performance Award made under the Plan on or before the award date.

(b) Eligible Participants. Within the earlier of (i) 90 days after the commencement of a Performance Cycle and (ii) the first twenty-five percent (25%) of the Performance Cycle, and while the attainment of the applicable Performance Measures remains substantially uncertain, the Committee shall determine the Participants who will be eligible to receive a Long Term Performance Award for the Performance Cycle.

(c) Performance Measures; Targets; Award Criteria.

(i) Within the earlier of (i) 90 days after the commencement of a Performance Cycle and (ii) the first twenty-five percent (25%) of the Performance Cycle, and while the attainment of the applicable Performance Measures remains substantially uncertain, the Committee shall fix and establish in writing (A) the Performance Measures that shall apply to that Performance Cycle; (B) with respect to Performance Units, the Target Amount payable to each Participant per Performance Unit; (C) with respect to each Restricted Unit or Restricted Stock Award, the Target Vesting Percentage for the Shares subject to that Award; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee shall also set forth the threshold level of performance, based on objective factors, that must be attained during the Performance Cycle before any Long Term Performance Award will vest and become payable, and the percentage of each Performance Unit Award that will vest and become payable and the percentage of each performance-based Restricted Unit or Restricted Stock Award that will vest and become payable upon attainment of various levels of performance that equal or exceed the required threshold level.

(ii) The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long Term Performance Awards payable to any Participant with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long Term Performance Award of another Participant.

(d) Payment, Certification. No Long Term Performance Award will vest with respect to any Participant until the Committee certifies in writing the level at which each applicable Performance Measure has been attained for the Performance Cycle. In determining the level of attainment of each such Performance Measure, the Committee may, in its discretion, exclude any extraordinary or nonrecurring items, as determined in accordance with GAAP, any event listed in Section 4(c) and the cumulative effect of changes in the law, regulations or accounting rules), and may determine not later than the earlier of (i) 90 days after the commencement of a Performance Cycle and (ii) the last day of the first twenty-five percent (25%) of the Performance Cycle, and while the attainment of the applicable Performance Measures remains substantially uncertain, to exclude one or more of the following items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management: (A) asset impairments or write-downs; (B) litigation expenses, judgments, verdicts and settlements; (C) accruals for reorganization and restructuring programs; (D) the income, gain or loss attributable to the operations of any business acquired by the Corporation; (E) the income, gain or loss attributable to one or more business operations or the assets thereof that are the subject of divestiture during the applicable Performance Cycle; (F) the effect of foreign currency fluctuations or changes in exchange rates and (G) expenses incurred in connection with a refinancing of the Company’s debt.

(e) Form and Time of Payment. Long Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award Agreement. Performance-based Restricted Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All such Long Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Long Term Performance Awards are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement that complies with the applicable requirements of Code Section 409A, in which case the terms of such arrangement shall govern.

(f) Committee Discretion. The Committee may in its discretion waive the surrender and cancellation of one or more unvested Long Term Performance Awards which would otherwise occur upon the cessation of the Participant’s service or the non-attainment of the performance objectives applicable to that Award, but only in the event of the Participant’s death or Permanent Disability or as otherwise provided in Section 9(b). Any such waiver shall result in the immediate vesting of the Participant’s interest in the Award to which the waiver applies. The amount of any Long Term Performance Award denominated in dollars as to which such waiver applies shall be appropriately discounted, in accordance with the applicable requirements of the Section 162(m) of the Code and the Treasury Regulations thereunder, to reflect the time value of money in the event such Long Term Performance Award is to be paid prior the applicable payment date determined in accordance with Section 6(c)(iii)(e) above.

(g) Section 162(m) of the Code. It is the intent of the Company that Long Term Performance Awards be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 6(c)(iii) be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations with respect to Long Term Performance Awards, and that the Plan be operated so that the Company may take a full tax deduction for Long Term Performance Awards. If any provision of this Plan or any Long Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(d)	Stock Appreciation Rights. The Committee is authorized to grant two types of Stock Appreciation Rights under the Plan: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

(i)	Tandem Rights. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Committee may establish, to elect between the exercise of the underlying Option for Shares or the surrender of that Option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested Shares. No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Participant shall accordingly become entitled shall be made in Shares valued at Fair Market Value on the Option surrender date or in cash or in a combination of the two, as determined by the Committee.

(ii)	Stand-Alone Rights. One or more individuals eligible to participate in the Plan may be granted a Stand-alone Right not tied to any underlying Option. The Stand-alone Right shall relate to a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (ii) the aggregate base price in effect for those shares. The number of Shares underlying each Stand-alone Right and the base price in effect for those Shares shall be determined by the Committee in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying Share on the grant date. The distribution with respect to an exercised Stand-alone Right may be made in Shares valued at Fair Market Value on the exercise date, in cash or in a combination of the two, as determined by the Committee. The Committee shall have the authority to provide, in the applicable Award Agreement, for the automatic exercise of a vested Stand-alone Right with a base price per Share that is less than the Fair Market Value of a Share on the last day of the term.

(e)	General.

(i)	No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of the Company or any Affiliate.

(iii)	Prohibition on Repricing. The Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per Share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in cash, equity securities of the Company or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining the approval of the Company’s stockholders.

(iv)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(v)	Dividend Equivalents or Interest. Subject to the terms of the Plan and any applicable Award Agreement, a Participant, including the recipient of a deferred Award, shall, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents, with respect to the Shares covered by the Award. The Committee may provide that any such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the award of Dividend Equivalents or dividend units, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. Notwithstanding the foregoing, no dividend-equivalents relating to Awards subject to performance-vesting conditions shall vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend- equivalents relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event the performance-vesting conditions are not satisfied.

(vi)

Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than (unless limited in the Award Agreement) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company), except that an Non-Qualified Option may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable Award Agreement; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law by the Participant’s guardian or legal representative unless it has been transferred in a permitted transfer under the Plan or Award Agreement to a member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee. For the purposes of this provision, a holder’s “immediate family” shall mean the holder’s spouse or former spouse and any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law of such holder. No Award (other than Released Securities), and no right under any such

Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

(vii)	Term of Awards. Except as otherwise expressly provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(viii)	No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have any right to acquire any Shares, cash or other property subject to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(ix)	Withholding. The Company or any Affiliate may withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise or any payment under such Award or under the Plan, and take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide one or more Participants with the right to direct the Company to withhold, from the Shares otherwise issuable upon the exercise of an Option or Stock Appreciation Right or upon the issuance of fully-vested Shares (whether pursuant to Restricted Stock Units or Performance Shares or otherwise), a portion of those Shares with an aggregate Fair Market Value equal to the percentage of the applicable withholding taxes (not to exceed one hundred percent (100%)) designated by the Participant; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income.

(x)	Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(xi)

No Right to Employment or Continued Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of the Company or an Affiliate at any time to dismiss a Participant from employment or service, free from any liability or any claim under the Plan or the Award Agreement.

(xii)	Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.

(xiii)	Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(xiv)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(xv)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(xvii)	Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange (or the Nasdaq National Market) upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(xvii)	Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

Section 7. Amendment and Termination

(a)

Amendments to the Plan. The Board (or any authorized committee thereof) may amend or modify the Plan at any time. However, no such amendment or modification shall adversely affect the rights and obligations with respect to any Award at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Company’s common stock is at the time primarily traded. Finally, the Board shall not have the authority to amend Section 6(e)(iii) without obtaining the approval of the Company’s stockholders.

(b)	Amendments to Awards. Except as provided in Section 6 or 9, the Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, provided that the Participant’s consent shall be required with respect to any suspension, discontinuation or termination of an Award or any amendment or alteration, that would impair the rights of such Participant.

(c)	Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another company, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

(d)	Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(e)	Termination of the Plan. The Board may terminate the Plan at any time; provided, however, that all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the Award Agreement evidencing those Awards.

Section 8. Additional Conditions to Enjoyment of Awards.

(a)	The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

(i)

A Participant shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee or, if delegated by the Committee to the Chief Executive Officer, in the judgment of such Officer, is or becomes competitive with the Company or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Affiliate. Such judgment shall be based on the Participant’s positions and responsibilities while employed by the Company or an Affiliate, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or an Affiliate and the other organization or business, the effect on customers, suppliers and competitors of the Participant’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

(ii)	Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any secret or confidential information, knowledge or data, relating to the business of the Company or an Affiliate in violation of his or her agreement with the Company or the Affiliate.

(iii)	A Participant, pursuant to his or her agreement with the Company or an Affiliate, shall disclose promptly and assign to the Company or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or the Affiliate and shall do anything reasonably necessary to enable the Company or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(b)	Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.

(c)	Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years (or such other period set forth in the Award Agreement) after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)	Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

(e)	Each Award granted pursuant to the Plan on or after March 16, 2010, shall be subject to the terms of any recoupment or clawback policy adopted by the Company, as amended from time to time.

(f)	Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employee agreement or any other agreement with the Company.

Section 9. Change in Control

(a)	Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control of the Company (as defined below), in the event of a Change in Control of the Company:

(i)	all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments; provided, however, that no Option or Stock Appreciation Right shall vest and become exercisable on such an accelerated basis if and to the extent (a) such Option or Stock Appreciation Right is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (b) the acceleration of such Option or Stock Appreciation Right is subject to other limitations imposed by the Committee;

(ii)	all forfeiture provisions and other restrictions and conditions applicable to each Award of Restricted Stock then outstanding shall be deemed to terminate, and the Restricted Stock subject to each such Award shall accordingly become Released Shares, as of the date of the Change in Control, except to the extent the express terms of the Change in Control transaction provide for the continuation of those forfeiture provisions and other restrictions and conditions with respect to one or more such Awards following the Change in Control, in which case the successor entity in that Change in Control shall succeed to all the Company’s rights and obligations under those continued Awards (as adjusted to reflect the number and class of securities into which the Restricted Stock subject to each such Award was converted in consummation of such Change in Control);

(iii)	all restrictions and conditions applicable to Restricted Stock Units then outstanding shall be deemed satisfied as of the date of the Change in Control, except to the extent such Restricted Stock Units are assumed by the successor entity in the Change in Control or otherwise continued in effect, in which event those Restricted Stock Units shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those Shares actually been outstanding at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per Share thereunder, provided the aggregate amount of such consideration shall remain the same; and

(iv)

all Performance Awards shall become vested, deemed earned in full and promptly paid to the Participants, with cash units to be paid in cash and phantom stock units to be paid in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed, provided, however, that no such accelerated vesting and payment shall occur with respect to any Performance Award assumed by the successor entity in the Change in Control or otherwise continued in effect, and those Performance Awards shall accordingly be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the Shares subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those Shares actually been outstanding at that time.

(v)	to the extent any assumed Award is subject to performance vesting upon the attainment of one or more specified Performance Measures or other performance goals, then upon the assumption, continuation or replacement of that Award, the performance vesting condition shall automatically be cancelled, and such Award shall thereupon be converted into a service-only vesting Award that will vest upon the completion of a service period co-terminous with the portion of the performance period (and any subsequent service vesting component that was originally part of that Award) remaining at the time of the Change in Control.

(b)	The Committee shall have the discretionary authority to structure one or more Awards so that those Awards and the underlying Shares shall automatically vest (or vest and become issuable or exercisable as to fully-vested Shares) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s employment or service by reason of an involuntary termination (including a constructive termination) within a designated period following the effective date of that Change in Control transaction. The Plan Administrator’s authority under this Section 9(b) shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to this Section may result in their loss of performance-based status under Code Section 162(m).

(c)	Except as otherwise provided in the applicable Award Agreement, a Change in Control of the Company shall have occurred in the event that:

(i)	a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the 1934 Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of 50% or more of the then outstanding voting stock of the Company;

(ii)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new Board member whose election by the Company’s Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any Board member whose election was approved in connection with an actual or threatened proxy contest or threatened solicitation of proxies) cease for any reason to constitute a majority of the Board members then in office;

(iii)	all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the Company’s stockholders immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, and in substantially the same proportion as owned immediately prior to the transaction, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company);

(iv)	the closing of a stockholder-approved sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company; or

(v)	the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

Section 10. Effective Date of the Plan

The Plan was originally effective as of December 7, 2005 (the “Effective Date”). This Amended and Restated Plan is effective as of March 16, 2010 (“Restatement Effective Date”), subject to the approval of the Company’s stockholders at the May 5, 2010 Annual Meeting. Awards may be made under Section 6(c)(ii) and (iii) of the Plan prior to May 5, 2010, but any such Awards shall be subject to stockholder approval of the Amended and Restated Plan at the May 5, 2010 Annual Meeting.

Section 11. Term of the Plan

No Award shall be granted under the Plan after March 15, 2020 but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted shall continue to remain outstanding in accordance with their terms beyond such date.

Koppers Holdings Inc.

WO#

67819-1

▼   FOLD AND DETACH HERE  ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHELD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
1.	PROPOSAL FOR ELECTION OF DIRECTORS Nominees: Class III 01 David M. Hillenbrand 02 James C. Stalder	☐	☐	☐	2. PROPOSAL TO APPROVE AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN 3. PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐ ☐	☐ ☐	☐ ☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions

YOU MAY RECEIVE MORE THAN ONE PROXY CARD FOR SHARES OF COMMON STOCK THAT YOU OWN DEPENDING ON HOW YOU OWN YOUR SHARES. PLEASE COMPLETE, SIGN AND RETURN EACH PROXY CARD THAT YOU RECEIVE AS EACH CARD REPRESENTS SEPARATE SHARES OF COMMON STOCK HELD BY YOU.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymelon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the availability of proxy materials for the Shareholder Meeting to be held on May 5, 2010. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: https://www.rrdezproxy.com/2010/KoppersHoldings/

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PROXY

KOPPERS HOLDINGS INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 5, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Brian H. McCurrie and Steven R. Lacy as Proxy to represent and to vote, as designated on the reverse, and in their discretion on any other business which may properly come before the Annual Meeting of the Shareholders (the “Annual Meeting”), all the shares of stock of Koppers Holdings Inc. held of record by the undersigned on March 16, 2010, at the Annual Meeting to be held on May 5, 2010, or any adjournments thereof. If this proxy card is executed and no direction is given, such shares will be voted “FOR” each proposal and in the discretion of Brian H. McCurrie and Steven R. Lacy on such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(Continued and to be signed on the reverse side)

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Mark the corresponding box on the reverse side)

WO#
67816-1